EXHIBIT 10.160


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                          MULTI-TENANT COMMERCIAL LEASE

                                     BETWEEN

                                TAG QUATTRO INC.

                                      -and-

                          CATALINA LIGHTING CANADA INC.

                                185 Courtney Park
                              Mississauga, Ontario

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                                  PALLETT VALO
                           90 BURNHAMTHORPE ROAD WEST
                                   SUITE 1600
                              MISSISSAUGA, ONTARIO
                                     L5B3C3

                                TABLE OF CONTENTS


                                BASIC PROVISIONS

                          ARTICLE 1.00 - INTERPRETATION

1.01    Defined Terms........................................................-2-
1.02    Schedules............................................................-6-
1.03    Agreement to Act Reasonably..........................................-6-

                             ARTICLE 2.00 - PREMISES

2.01    Premises ............................................................-7-
2.02    Use of Common Areas .................................................-7-
2.03    Examination and Acceptance ..........................................-7-

                               ARTICLE 3.00- TERM

3.01    Term ................................................................-7-
3.02    Surrender............................................................-7-
3.03    Occupancy Prior to Commencement Date ................................-8-

                               ARTICLE 4.00 - RENT

4.01    Minimum Rent.........................................................-8-
4.02    Adjusted Rent........................................................-8-
4.03    Additional Rent Treated as Minimum Rent .............................-8-
4.04    Accrual of Rent .....................................................-8-
4.05    Currency and Place of Payment .......................................-8-
4.06    Rental Arrears ......................................................-8-
4.07    Security Deposit.....................................................-9-
4.08    Rental Deposit.......................................................-9-
4.09    Net Lease ...........................................................-9-
4.10    Landlord's Option....................................................-9-
4.11    Payments.............................................................-9-
4.12    Rent to be Paid without Set-Off .....................................-9-

                        ARTICLE 5.00 - OPERATING COSTS

5.01    Tenant to Bear Proportionate Share of Operating Costs...............-9-
5.02    Payment of Tenant's Proportionate Share............................-11-
5.03    Reallocation of Operating Costs....................................-12-

                             ARTICLE 6.00 - TAXES

6.01    Taxes Payable by Landlord...........................................-12-
6.02    Business Taxes of Tenant............................................-12-
6.03    Real Property Taxes.................................................-12-
6.04    Alternate Methods of Taxation.......................................-13-
6.05    Pro-Rata Adjustment.................................................-13-
6.06    Appeal of Real Property Assessment..................................-13-
6.07    GST ................................................................-14-

                             ARTICLE 7.00 - UTILITES

7.01    Utility Rates ......................................................-l4-
7.02    Heating, Ventilating and Air Conditioning...........................-14-
7.03    Meters .............................................................-14-
7.04    Non-Liability of the Landlord.......................................-14-
7.05    Landlord's Suspension of Utilities..................................-15-

                     ARTICLE 8.00 - CONTROL OF THE BUILDING

8.01    Control of the Building and Common Areas............................-15-

8.02    Parking ............................................................-16-
8.03    Right to Relocate ..................................................-16-

                     ARTICLE 9.00 - MAINTENANCE AND REPAIRS

9.01    Tenant's and Landlord's Repairs ....................................-16-
9.02    Repair on Notice ...................................................-17-
9.03    Landlord's Right to Enter ..........................................-17-
9.04    Alterations or Improvements ........................................-18-
9.05    Notify Landlord ....................................................-19-
9.06    Party Wall..........................................................-19-
9.07    Maintenance of the Premises ........................................-19-
9.08    Loading and Unloading ..............................................-19-
9.09    Glass...............................................................-19-
9.10    Air Conditioning Units..............................................-20-
9.11    Tenant Not to Overload..............................................-20-
9.12    Protection of Equipment.............................................-20-

                         ARTICLE 10.00 - USE OF PREMISES

10.01   Use of Premises.....................................................-20-
10.02   Conduct of Business.................................................-20-
10.03   Observance of Law...................................................-21-
10.04   Rules and Regulations...............................................-21-
10.05   Energy Conservation.................................................-21-
10.06   Exhibiting Premises.................................................-22-
10.07   By-Laws.............................................................-22-

                  ARTICLE 11.00 - INSURANCE AND INDEMNIFICATION

11.01   Tenant's Insurance..................................................-22-
11.02   Adverse Impact on Insurance.........................................-24-
11.03   Landlord's Insurance................................................-24-
11.04   Limitation of the Landlord's Liability .............................-25-
11.05   Indemnification.....................................................-26-
11.06   Employees...........................................................-26-

                           ARTICLE 12.00- CONSTRUCTION

12.01   Landlord's Work.....................................................-26-
12.02   Tenant's Work.......................................................-27-
12.03   No Obligation To Proceed............................................-27-

                    ARTICLE 13.00 - ASSIGNING AND SUBLETTING

13.01   Consent Required....................................................-27-
13.02   Factors for Consent.................................................-28-
13.03   Transfers...........................................................-28-
13.04   Corporate Ownership.................................................-30-
13.05   No Advertising of the Premises......................................-30-
13.06   Assignment by Landlord..............................................-30-

                  ARTICLE 14.00 - CONSTRUCTION AND OTHER LIENS

14.01   Discharge Of Liens..................................................-31-

                       ARTICLE 15.00 - FIXTURES AND SIGNS

15 01  Removal and Restoration by Tenant....................................-31-
15 02  Tenant's Signs.......................................................-31-
15.03  Landlord's Signs.....................................................-32-


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                                     - iii -


         ARTICLE 16.00 - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

16.01  Status Statement.....................................................-32-
16.02  Attornment...........................................................-32-
16.03  Lease Subordination..................................................-32-
16.04  Non-Disturbance Agreement............................................-32-
16.05  Power of Attorney....................................................-32-
16.06  Financial Information................................................-32-

                           ARTICLE 17.00 - OVERHOLDING

17.01  Overholding..........................................................-33-

              ARTICLE 18.00 - DAMAGE, DESTRUCTION AND EXPROPRIATION

18.01  Destruction..........................................................-33-
18.02  Expropriation of Premises............................................-34-
18.03  Partial Expropriation of Building....................................-35-
18.04  Surrender............................................................-35-
18.05  Awards...............................................................-35-

                  ARTICLE 19.00 - IMPOSSIBILITY OF PERFORMANCE

19.01  Impossibility........................................................-35-

                             ARTICLE 20.00 - DEFAULT

20.01  Default..............................................................-35-
20.02  Legal Expenses.......................................................-36-
20.03  Rights Cumulative....................................................-37-
20.04  Acceptance of Rent-Non-Waiver........................................-37-
20.05  No Waiver............................................................-37-
20.06  Accord and Satisfaction..............................................-37-
20.07  Distress.............................................................-37-
20.08  Security Interest....................................................-38-
20.09  Restriction on Right.................................................-39-
20.10  Right to Perform.....................................................-39-

                      ARTICLE 21.00 - ENVIRONMENTAL MATTERS

21.01  Environmental Laws and Policies......................................-39-
21.02  Use of Hazardous Substances..........................................-39-
21.03  No Adverse Impact....................................................-40-
21.04  Tenant's Responsibility..............................................-40-
21.05  Landlord's Audit Right...............................................-41-
21.06  Removal of Hazardous Substances......................................-41-

                             ARTICLE 22.00 - GENERAL

22.01  Quiet Enjoyment......................................................-42-
22.02  Notice...............................................................-42-
22.03  Lease Entire Agreement...............................................-43-
22.04  Registration.........................................................-43-
22.05  Applicable Law.......................................................-43-
22.06  Interpretation.......................................................-43-
22.07  Headings and Captions................................................-44-
22.08  Gender and Number....................................................-44-
22.09  Partial Invalidity...................................................-44-
22.10  Compliance with the Planning Act.....................................-44-
22.11  Indemnification......................................................-44-
22.12  Survival of Obligations..............................................-44-
22.13  No Option............................................................-45-
22.14  References to Statutes...............................................-45-
22.15  Approval in Writing..................................................-45-

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                                     - iv -

22.16  Time.................................................................-45-
22.17  Calculation of Time..................................................-45-
22.18  Counterparts.........................................................-45-
22.19  No Contra Proferentem................................................-45-
22.20  Brokerage Commissions................................................-45-
22.21  Successors...........................................................-45-

Schedule "A"      -       Legal Description of the Lands
Schedule "B"      -       Diagram of the Premises' Location
Schedule "C"      -       Landlord's Work
Schedule "D"      -       Tenant's Work
Schedule "E"      -       Rules and Regulations
Schedule "F'      -       Indemnification Agreement
Schedule "G"      -       Right to Extend the Term


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                          MULTI-TENANT COMMERCIAL LEASE

         THIS LEASE made as of March 19, 1998.

BETWEEN:

         TAG QUATTRO INC.

         (the "Landlord")

         - and -

         CATALINA LIGHTING CANADA LTD.

         (the "Tenant")

RECITALS:

1. All capitalized terms used in these recitals shall, unless otherwise defined, have the meaning given such terms in section 1.01;

2.   The Landlord is leasing premises in the Building;

3. The Tenant wishes to lease the Premises from the Landlord on the terms and conditions contained in this Lease;

         NOW THEREFORE THIS LEASE WITNESSES that in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration (the receipt and suffeiency of which is hereby acknowledged by the parties) the parties covenant and agree as follows:

                                BASIC PROVISIONS

The following are certain basic terms and provisions of this Lease (the "Basic Provisions"), which Basic Provisions form part of this Lease and are in certain instances referred to in subsequent sections of this Lease. Any conflict or inconsistency between the Basic Provisions and the other provisions of this Lease shall be resolved in favour of such other provisions.

Address of the
 Lands:           185 Courtney Park Drive, Mississauga, Ontario

 Premises         The area cross-hatched on Schedule "B".

Rentable Area of
 the Premises:    Subject to section 4.01(c), 48,560 square feet.

Term:             10 years.

Commencement
 Date:            Subject to section 3.01, July 1, 1998.

Surrender
 Date:            Subject to section 3.01, June 30, 2008.

Minimum Rent:

 Period                 Annual           Monthly       Rate Per Square
 of Term                Minimum Rent     Minimum Rent  Foot Per Annum
--------                -----------      -----------   ---------------
First 12 Months         $239,400.80      $19,950.07    $4.93

Next 12 Months          $244,256.80      $20,354.73    $5.03

Next 12 Months          $246,684.80      $20,557.07    $5.08

Next 12 Months          $249,112.80      $20,759.40    $5.13

Next 12 Months          $253,968.80      $21,164.07    $5.23

Final 60 Months         $278,734.40      $23,227.87    $5.74

Minimum Rent Free
 Period:          None.

Security Deposit: None.

Rental Deposit:   $39,365.84

Permitted Uses:   The Tenant shall only use the Premises for
                  the supply and distribution of lighting supplies and other dry consumer goods or for such other industrial or commercial uses as are permitted by all applicable Laws.

Name of
 Indemnifier:     Catalina Lighting Inc.

Right to Extend
 Term:            The Tenant shall have the right
                  to extend the Term for a further period of 5 years in accordance with the provisions of Schedule "G".

                          ARTICLE 1.00 - INTERPRETATION

1.01     DEFINED TERMS

         In this Lease, unless there is something in the subject matter or context inconsistent therewith:

         "Act" means the LANDLORD AND TENANT Act (Ontario);

         "Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease in addition to Minimum Rent whether or not designated "Additional Rent";

         "Alterations" shall have the meaning given that term in section 9.04;

         "Authorities" means all federal, provincial, municipal and other governmental authorities, departments, boards and agencies having or claiming jurisdiction, and "Authority" shall have a corresponding meaning;

         "Basic Provisions" means those provisions set out under the heading "Basic Provisions" and immediately preceding Article 1.00;

         "Building" means the building located on the Lands, together with all fixtures (excluding tenant's trade fixtures), improvements, heating, ventilation, air conditioning, electrical, mechanical, sprinkler and plumbing systems and facilities located in, on or serving such building, and all alterations, additions and replacements thereto;

         "Business Day" means any day which is not a Saturday, Sunday or a statutory holiday observed in Ontario, and "Business Days shall have a corresponding meaning;

         "Capital Tax" means an amount imputed by the Landlord to the Building in respect of taxes, rates duties and assessments presently or hereafter levied, rated, charged or assessed from time to time upon the Landlord and payable by the Landlord (or by any corporation on behalf of the Landlord) on account of its or their capital. Capital Tax shall be imputed based on the amount allocated by the Landlord, acting reasonably, to the Building. Capital Tax also means the amount of any capital or place of business tax levied by any government of other applicable taxing authority against the Landlord with respect to the Building whether known as Capital Tax or by any other name. Capital Tax shall not include the Landlord's income taxes, profit tax or any tax, rate or other assessment payable by the

         Landlord on income, profit or revenue;

         "Claims" means claims, losses, damages (direct, indirect, consequential or otherwise), suits, judgments, causes of action legal proceedings, executions, demands, penalties or other sanctions of every nature and kind whatsoever, whether accrued, actual, contingent or otherwise and any and all costs arising in connection therewith, including, without limitation, reasonable legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals);

         "Commencement Date" means the date more particularly described in section 3.01 as being the date on which the Term commences;

         "Common Areas" means those exterior areas and facilities which serve or are for the benefit of the Building and which are located on the Lands and which are designated from time to time by the Landlord as part of the Common Areas, but no interior areas in the Building shall be designated Common Areas, other than the Electrical Room (as defined in section 5.01);

         "CPI" means the Consumer Price Index, for all items, published by Statistics Canada (or by any successor thereof or by any other agency designated by the Landlord) for Toronto, or if not published for Toronto, for Ontario, or if not published for Toronto and Ontario, for Canada (or any index published in substitution for the Consumer Price Index or any other replacement index reasonably designated by the Landlord if it is no longer published). In the case of any required substitution, the Landlord shall be entitled to make all necessary conversions for comparison purposes;

         "Event of Default" means any of the following events:

         (a) the Tenant fails to pay any Rent reserved by this Lease on the day or dates appointed for the payment thereof and such failure continues for 5 days following written demand for the payment thereof being made by the Landlord. If, however, the Landlord provides such written notice twice in any 12 month period, it shall not be required to give any further written notices for the 12 month period following the date that the Landlord gives such second notice;

         (b) the Tenant fails to observe or perform any of the Tenant's Covenants (other than the payment of Rent) to be observed or performed by the Tenant and:

                  (i) fails to remedy such breach within 10 days (or such shorter period as may be provided in this Lease) of the receipt or deemed receipt by the Tenant of written notice from the Landlord respecting such breach; or

                  (ii) if such breach cannot be reasonably remedied within 10 days or such shorter period, the Tenant fails to commence to remedy such breach within 10 days or shorter period or thereafter fails to proceed diligently to remedy such breach;

         (c) the Tenant becomes bankrupt or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors;

         (d) a receiver or a receiver and manager is appointed for all or a portion of the Tenant's property;

         (e) any steps are taken or any actions or proceedings are instituted by the Tenant or by any other party and not being actively disputed by the Tenant including without limitation any court or Authority having jurisdiction for the dissolution, winding up or liquidation of the Tenant or its assets;

         (f) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord;

         (g) this Lease or any of the Tenant's assets are taken under a writ of execution which is not removed within 30 days of service;

         (h) the Tenant assigns, transfers or encumbers this Lease or sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Premises by anyone except in a manner permitted by this Lease;

         (i) the Premises become vacant or unoccupied for a period of 10 consecutive days or more without the consent of the Landlord or the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least 3 months, unless the Tenant provides security to the Landlord equal to 3 months Rent;

         (j) any insurance policies covering any part of the Building or any occupant thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises and the Tenant does not correct the cause thereof within the period of time, if any, given by the relevant insurance company to correct the cause; or

         (k) an Event of Default as defined in this paragraph occurs with respect to any lease or agreement under which the Tenant occupies other premises, if any, in the Building;

         "Expert" means any architect, engineer, land surveyor, chartered accountant or other professional consultant, in any case, appointed by the Landlord and, in the reasonable opinion of the Landlord, qualified to perform the specific function for which such person was appointed;

         "GST" means the goods and services tax imposed under the EXCISE TAX ACT (Canada), and all other goods and services taxes, business transfer taxes, value-added or transaction taxes, sales taxes, multi-stage sales taxes, use or consumption taxes or any other taxes on the Landlord with respect to the Rent and any other amounts payable by the Tenant to the Landlord under this Lease which may at any time be imposed by an Authority on or in respect of rental or real property (other than Real Property Taxes or Landlord's business, income or similar taxes), whether characterized as a goods and services tax, sales tax, value-added tax or otherwise;

         "Hazardous Substance" means all contaminants, pollutants, explosives, radioactive materials, noxious substances, hazardous waste, toxic materials (including, without limitation, polychlorinated biphenyls, asbestos and urea formaldehyde foam insulation) and all other materials and substances defined to be hazardous or toxic contaminants in or pursuant to any federal, provincial or municipal statute, regulation, by-laws or directive;

         "HVAC Equipment" means the heating, ventilating, air conditioning and humidity control equipment servicing the Premises;

         "Indemnifier" means the Person named as such in the Basic Provisions and who has executed or agreed to execute the indemnity Agreement attached as Schedule "F", or who otherwise guarantees the Tenant's obligations under this Lease, if applicable;

         "Injury" means, without limitation, bodily injury, personal injury, personal discomfort, mental anguish, shock, sickness, disease, death, false arrest, detention or imprisonment, malicious prosecution, libel, slander, defamation of character, invasion of privacy, wrongful entry or eviction and discrimination, or any of them, as the case may be;

         "Insured Damage" means that part of any damage occurring to the Premises of which the entire cost of the repair is actually recovered by the Landlord under insurance policies carried by the Landlord pursuant to sections 11.03(a)(i), (ii) and (iv), or would have been recovered had the Landlord taken out such insurance;

         "Landlord's Covenants" means all of the terms, covenants and conditions of this Lease on the part of the Landlord to be observed and performed;

         "Landlord's Employees" means the Landlord's directors, officers, employees, servants, agents and those for whom the Landlord is responsible at law;

         "Landlord's Work" means the work, if any, required to be performed by the Landlord as set out in Schedule "C";

         "Lands" means the lands described in Schedule "A" and which have the municipal address set out in the Basic Provisions;

         "Laws" means all laws, statutes, ordinances, regulations, by-laws, directions, orders, rules, requirements, directions and guidelines of all Authorities, and "Law" shall have a corresponding meaning;

         "Lease" means this document and the Schedules attached to it as originally signed and delivered or as amended from time to time;

         "Lease Year" means a period of 12 months commencing on the first day of January in each year except that:

         (a) the first Lease Year begins on the Commencement Date and ends on the last day of the calendar year in which the Commencement Date occurs; and

         (b) the last Lease Year of the Term begins on the first day of the calender year during which the last day of the Term occurs and ends on the last day of the Term,

         provided that the Landlord may, from time to time, by written notice to the Tenant specify an annual date upon which each subsequent Lease Year is to commence, in which event the Lease Year which would otherwise be current when such annual date first occurs shall terminate on such date and appropriate adjustments of Rent resulting from any Lease Year being shorter or longer shall be made;

         "Minimum Rent" means the annual rent payable by the Tenant under section 4.01;

         "Mortgage" means any mortgaged; charge or security instrument (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect the Building;

         "Mortgagee" means the mortgagee, chargee, secured party or trustee for bond-holders, as the case may be, named in a Mortgage;

         "Operating Costs" means the costs more particularly described in section 5.01;

         "Permitted Uses" means the uses which may be made of the Premises and which are more particularly described in the Basic Provisions;

         "Person" means an individual, a corporation, a limited partnership, a general partnership, a trust, a joint stock company, a joint venture, an association, a syndicate, a bank, a trust company, an Authority and any other legal and business entity, and "Persons" shall have a corresponding meaning;

         "Premises" means the premises demised by the Landlord to the Tenant for the Tenant's exclusive possession as described in section 2.01;

         "Prime Rate" means the rate of interest per annum established and quoted from time to time by such Canadian Chartered Bank designated from time to time by the Landlord as its reference rate of interest for the determination of interest rates that it charges customers of varying degrees of credit-worthiness for Canadian dollar loans made by it in Toronto, Ontario;

         "Proportionate Share" means a ratio, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building;

         "Real Property Taxes" means:

         (a) all real property taxes, including local improvement rates, levies, commercial concentration levies, rates, duties and assessments whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be levied or assessed by any lawful Authority against the Building or any part thereof and any taxes or other amounts which are imposed instead of, or in addition to any of the foregoing (whether of the foregoing character or not or whether in existence at the date that this Lease was executed);

         (b) all costs and expenses incurred by or on behalf of the Landlord for consulting, appraisal, legal and other professional fees and expenses to the extent they are incurred in an attempt to minimize or reduce the amounts described in paragraph (a); and

         (c) any and all penalties, late payment or interest charges imposed by any relevant taxing Authority as a result of the Tenant's late payment of any of the amounts described in paragraph (a) or any instalments thereof, as the case may be;

         "Rent" means all Minimum Rent and Additional Rent payable by the Tenant pursuant to this Lease;

         "Rentable Area of the Building" means the total area in square feet of all premises in the Building set aside for leasing by the Landlord from time to time, including the Premises, and consisting of 48,560 square feet;

         "Rentable Area of the Premises" means the area in square feet of the Premises consisting of 97,067 square feet,

         "Schedules" means the schedules attached to this Lease and which are more particularly described in section 1.02, and "Schedule" shall have a corresponding meaning;

         "Tenant's Covenants" means all of the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed;

         "Tenant's Employees" means the Tenant's directors, officers, employees, servants, agents and those for whom the Tenant is responsible at law;

         "Tenant's Work" means the work, if any, to be performed by the Tenant as set out in Schedule "D";

         "Term" means the term of this Lease as set out in section 3.01, any extended or renewal term and any overholding period;

         "Transfer" means any of:

         (a)      an assignment of this Lease by the Tenant in whole or in part;

         (b) any arrangement, written or oral, whether by sublease, licence or otherwise, whereby rights to use space within the Property are granted to any Person (other than the Tenant) from time to time, which rights of occupancy are derived through or under the interest of the Tenant under this Lease; and

         (c)      intentionally deleted; and

         "Transferee" means any Person deriving rights through a Transfer.

Certain terms which have been defined within specific sections of this Lease for use solely within those sections, or the Article within which such section is located, are not referred to above.

1.02     SCHEDULES

         The Schedules to this Lease are as follows:

         Schedule "A"      -      Legal Description of the Lands
         Schedule "B"      -      Diagram of the Premises' Location
         Schedule "C"      -      Landlord's Work
         Schedule "D"      -      Tenant's Work
         Schedule "F'      -      Rules and Regulations
         Schedule "F"      -      Indemnification Agreement
         Schedule "G"      -      Right to Extend the Term

The Schedules are incorporated into and form an integral part of this Lease.

1.03     AGREEMENT TO ACT REASONABLY

         In making a determination (including, without limitation, a determination of whether or not to provide its consent), designation, calculation, estimate, conversion or allocation under this Lease, the Landlord shall (unless this Lease specifically provides to the contrary) act reasonably and in good faith. The Landlord shall respond to the Tenant's request for the Landlord's consent within 20 days of the date that the Tenant makes such request in writing to the Landlord If the Landlord refuses to provide its consent when requested to do so, it shall provide the Tenant with written reasons for its refusal at the same time as it advises the Tenant that it refuses to provide its consent.

                             ARTICLE 2.00 - PREMISES

2.01     PREMISES

         The Landlord hereby demises and leases to the Tenant and the Tenant hereby leases from the Landlord the Premises for use and occupation by the Tenant in carrying on its business commencing on the Commencement Date. The Premises comprise the unit in the Building described in the Basic Provisions and are shown cross-hatched on Schedule "B". The Rentable Area of the Premises is as set out in the Basic Provisions.

2.02     USE OF COMMON AREAS

         The use and occupation by the Tenant of the Premises includes the non-exclusive right of the Tenant and Persons having business with the Tenant, in common with the Landlord, its other tenants, subtenants and all others entitled or permitted by the Landlord to the use of such parts of the Common Areas as may be designated from time to time as being available for general use by tenants and other occupants of the Building and customers and visitors thereto.

2.03     EXAMINATION AND ACCEPTANCE

         The Tenant acknowledges and agrees that it has examined the Premises and that it accepts the Premises on an "as is" basis, subject only to completion by the Landlord of the Landlord's Work, if any.

(a) The Tenant will examine the Premises within 5 days after the date that this Lease is signed by the parties and within such period will advise the Landlord in writing, with a reasonable amount of detail, of any defects in the Premises. The Landlord shall proceed in a diligent manner to rectify the defects specified in such notice. Except to the extent that the Tenant has so advised the Landlord, the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition, subject only to completion by the Landlord of the Landlord's Work.

(b) Upon the Landlard completing the Landlord's Work, the Tenant will inspect the Landlord's Work within 5 days after the Landlord advises the Tenant that it has completed the Landlord's Work and within such period will advise the Landlord in writing, with a reasonable amount of detail, of any defects in the Landlord's Work. The Landlord shall proceed in a diligent manner to rectify the defects specified in such notice. Except to the extent that the Tenant has so advised the Landlord, the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition.

                               ARTICLE 3.00 - TERM

3.01     TERM

(a) The Term of this Lease shall be for the period of time set out in the Basic Provisions, as same may be extended in accordance with Schedule "G". Subject to section 3.01(b), the Term shall commence on the date shown in the Basic Provisions as the Commencement Date and end on the date shown in the Basic Provisions as the Surrender Date, both dates inclusive, unless the Term is otherwise terminated, renewed or extended as provided for in this Lease.

(b) If the Landlord's Work has not been completed by June 1, 1998 due to the occurrence of an event described in section 19.01 (an "Unforeseen Event"), then the Commencement Date shall be deferred for a period of time equal to the amount of time that the Landlord has been delayed as a result of an Unforeseen Event. If the Landlord has not delivered possession of the Premises to the Tenant by September 1, 1998 with the Landlord's Work completed, the Tenant may at any time thereafter terminate this Lease on written notice to the Landlord (the "Termination Notice"), but upon the Landlord delivering possession of the Premises, the Tenant may not thereafter deliver a Termination Notice.

(c) If the Commencement Date is amended in accordance with section 3.01(b), the Term shall commence on such amended Commencement Date and continue for the full period of time described as comprising the Term in the Basic Provisions.

3.02     SURRENDER

         The Tenant shall, on the last day of the Term, or upon the sooner termination of the Term, peaceably and quietly surrender and deliver vacant possession of the Premises to the Landlord in the condition and state of repair that they were required to be maintained during the Term or as the Landlord may otherwise require in accordance with section 15.01.

3.03     OCCUPANCY PRIOR TO COMMENCEMENT DATE

         The Landlord shall deliver possession of the Premises to the Tenant on the later of June 1, 1998 and the day following the date that the Landlord completes the Landlord's Work. If the Tenant is in possession of the Premises prior to the Commencement Date, whether or not such possession is exclusive, for any reason whatsoever, including, without limitation, for the purpose of performing the Tenant's Work, the Tenant will be subject to and shall comply with all of the provisions of this Lease on its part to be complied with, other than the obligation to pay Rent, but the Tenant shall be responsible for the cost of all utilities consumed in the Premises during such period of possession prior to the Commencement Date.

                               ARTICLE 4.00 - RENT

4.01     MINIMUM RENT

(a) The Tenant shall pay, unless otherwise expressly provided in this Lease, yearly and every year during the Term to the Landlord without notice or demand and without abatement, deduction or set-off for any reason the Minimum Rent described in the Basic Provisions.

(b) The annual Minimum Rent is based upon an annual rate per square foot of the Rentable Area of the Premises as set out in the Basic Provisions.

(c) For the purpose of determining the Rent payable hereunder, the Rentable Area of the Premises shall be deemed to be the amount set out in the Basic Provisions.

(d) The Minimum Rent is to be paid in advance, in equal monthly instalments on the first day of each and every month during the Term.

(e) If the Basic Provisions indicate that the Tenant is entitled to a Minimum Rent free period, then, despite the foregoing provisions of this section 4.01, the Tenant shall not be required to pay any Minimum Rent during such Minimum Rent free period.

4.02     ADJUSTED RENT

         If the Term or any renewal thereof commences on a day other than the first day of the month or ends on any day other than the last day of the month, the Rent for the fraction of the month at the commencement or end of the Term shall be adjusted pro rata on a daily basis.

4.03     ADDITIONAL RENT TREATED AS MINIMUM RENT

         Additional Rent shall be recoverable as Minimum Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Minimum Rent.

4.04     ACCRUAL OF RENT

         Rent shall be considered as accruing from day to day hereunder from the Commencement Date, and where it becomes necessary for any reason to calculate Rent for an irregular period of less than 1 year or less than 1 calendar month, then appropriate apportionment and adjustment shall be made on a per diem basis based upon a period of 365 days.

4.05     CURRENCY AND PLACE OF PAYMENT

         All Rent hereunder shall be payable in lawful money of Canada and shall be payable to the Landlord at the address set out in section 22.02, unless or until otherwise notified by the Landlord in writing and the Tenant covenants with the Landlord to do so accordingly.

4.06     RENTAL ARREARS

(a) If the Tenant fails to pay when due any amount of Rent required to be paid pursuant to this Lease, such

Rent shall bear interest at a rate per annum equal to the Prime Rate plus 5%, calculated and compounded monthly. Interest calculated as aforesaid shall only be payable by the Tenant upon demand being made by the Landlord.

(b) If any cheque given by the Tenant to the Landlord in payment of Rent is refused payment by the Tenant's bank for any reason, the Tenant shall immediately replace such cheque with cash or a certified cheque or bank draft and, in addition, shall pay, as Additional Rent, the sum of $100.00 (plus GST) as a service charge to the Landlord immediately upon demand being made by the Landlord.

4.07     SECURITY DEPOSIT

Intentionally Deleted.

4.08     RENTAL DEPOSIT

         If the Basic Provisions indicate that a rental deposit has been provided, the Landlord acknowledges receipt of such rental deposit in the amount described in the Basic Provisions. The Landlord shall hold the said monies as a deposit to be applied on account of the Minimum Rent coming due wader this Lease for the first and second months' of the Term. The Landlord will not be required to pay interest to the Tenant on any amount held by the Landlord under this section.

4.09     NET LEASE

         Except as otherwise set out in this Lease, this Lease is a completely carefree and absolutely net lease to the Landlord. Except as otherwise stated in this Lease, the Landlord is not responsible during the Term for any costs, charges, taxes (except the Landlord's income taxes), expenses or outlays of any nature whatsoever arising from or relating to the Premises or the Building, or the use and occupancy of them, or their contents or the business carried on in them, and the Tenant shall pay, as Additional Rent, all amounts which it is required to pay as expressly set out in this Lease.

4.10     LANDLORD'S OPTION

         The Landlord may, at its option, estimate from time to time any Additional Rent and such estimated amount is payable in monthly instalments in advance on the days upon which Minimum Rent is payable hereunder, with annual adjustments in the manner set out in section 5.02. Notices to the Tenant of such estimated amount need not include particulars of any such amounts. The Landlord estimates, but does not guarantee, that for the calendar year 1998 the Tenant's Proportionate Share of (a) the Real Property Taxes will be approximately $1.73 per square foot per annum; and (b) the Operating Costs will be approximately $0.40 per square foot per annum.

4.11     PAYMENTS

Intentionally Deleted.

4.12     RENT TO BE PAID WITHOUT SET-OFF

         Except to the extent specifically permitted by the terms of this Lease, all Rent shall be paid by the Tenant without set-off, abatement, or deduction for any reason or cause whatsoever, including, without limitation by reason of section 35 of the Act, the benefits of which are expressly waived by the Tenant.

                         ARTICLE 5.00 - OPERATING COSTS

5.01     TENANT TO BEAR PROPORTIONATE SHARE OF OPERATING COSTS

(a) During the Term the Tenant shall pay to the Landlord as Additional Rent its Proportionate Share of all costs and expenses incurred by or on behalf of the Landlord and amounts paid by or on behalf of the Landlord with respect to and for the complete operation, administration, repair (including repairs and replacements of a capital nature) and maintenance of the electrical and mechanical room serving the Building (the "Electrical Room"), the Lands and the exterior Common Areas in keeping with maintaining the standard of a first-class industrial building so as to give it high character and distinction (the "Operating Costs"). Operating Costs shall be determined in accordance with generally accepted accounting principles and without duplication. Without limiting the generality of the foregoing, Operating Costs shall include:

         (i) the cost of all insurance maintained by the Landlord in respect of the Building or its operation and the cost of any deductible amounts payable by the Landlord in respect of any insured risk or claim;

         (ii) complete maintenance and repair for the exterior of the Electrical Room and the exterior Common Areas, including, without limitation, snow removal, window cleaning, garbage and waste collection and disposal;

         (iii)    intentionally deleted;

         (iv) periodic renovation, reconstruction and improvements to the exterior Common Areas;

         (v)      intentionally deleted;

         (vi) amounts paid for all labour and/or wages and other payments made to janitors or caretakers or any independent contractors employed in the repair, care, maintenance or cleaning of the exterior of the Building, the Electrical Room and the exterior Common Areas, including contibutions and premiums for fringe benefits, unemployment and workers' compensation insurance, pension plan contributions and similar premiums and contributions;

         (vii) the cost to the Landlord of the rental of any equipment, furniture, installations, systems and signs and the cost of building supplies used by the Landlord in the operation, maintenance and servicing of the exterior Common Areas and the Electrical Room;

         (viii)   intentionally deleted;

         (ix)     the costs:

                  (A) of repairing, operating and maintaining the exterior Common Areas and the equipment serving the Building and cleaning and maintaining the Electrical Room;

                  (B)      intentionally deleted;

                  (C) incurred by the Landlord in making alterations, replacements or additions to the exterior of the Building and/or Lands intended to reduce operating costs, improve the operation of the Building or maintain its operation as a first class commercial building; and

                  (D)      intentionally deleted,

                  all to the extent that such costs are fully chargeable in the Landlord's fiscal year in which they are incurred in accordance with generally accepted accounting principles and to the extent that such costs are of a capital nature and:

                  (I) are not in excess of $10,000.00, the Landlord shall be deemed to be acting in accordance with generally accepted accounting principles if it elects to charge such costs in the Landlord's fiscal year in which they are incurred; or

                  (II) exceed $10,000.00, the Landlord shall depreciate or amortize such costs in accordance with section 5.01(a)(x);

         (x) amortization of the costs referred to in section 5.01(a)(ix) and all other capital costs incurred by the Landlord in connection with the maintenance, repair or replacement of the exterior Common Areas, all as determined by the Landlord in accordance with generally accepted accounting principles, if such costs have not been charged fully in the Landlord's fiscal year in which they are incurred. If the Landlord decides to amortize such costs, it shall do so over the useful life of the item for which the cost was incurred and shall include in the Operating Costs for each Lease Year, the amount of the amortized costs attributable to such Lease Year;

         (xi) interest calculated at 2 percentage points above the average daily prime bank commercial lending rate charged during such rental year by any Canadian Chartered Bank designated from time to time by the Landlord upon the unamortized balance of the costs referred to in section 5.01(a)(x);

         (xii)    intentionally deleted;

         (xiii) all business taxes, if any, from time to time payable by the Landlord in respect of its operations in the Building, but excluding income tax of the Landlord;

         (xiv) all Capital Tax as it relates to or is attributed by the Landlord to the Building;

         (xv) the GST payable by the Landlord on the purchase of goods and services included in Operating Costs (excluding any such GST which will be available to the Landlord when claimed as a credit or a refund in determining the Landlord's net tax liability on account of GST, but only to the extent that such GST is included in Operating Costs);

         (xvi)    intentionally deleted;

         (xvii)   intentionally deleted;

         (xviii) an administrative and supervisory fee equal to 15% percent of all the costs and expenses incurred by the Landlord above enumerated and the Real Property Taxes applicable to the Lands and the Building.

(b) The following shall be excluded or deducted from the Operating Costs, as the case may be:

         (i) all amounts which would otherwise be included in Operating Costs but which are recovered by the Landlord from tenants in the Building as a result of any act, omission default or negligence of such tenants,

         (ii) such of the Operating Costs as are recovered from insurance proceeds, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

         (iii)    interest on debt and capital retirement of debt;

         (iv)     the cost of all structural repairs to the Building;

         (v) repairs of a capital nature, except to the extent that same may included in Operating Costs pursuant to section 5.01(a)(ix) and (x); and

         (vi) the cost of maintenance and repair of the roof, walls, floors, services and sewage drainage in or servicing the Building.

(c)      Intentionally Deleted.

5.02     PAYMENT OF TENANT'S PROPORTIONATE SHARE

(a) The Operating Costs may be estimated by the Landlord for a period no greater than 12 months and the Tenant shall pay to the Landlord as Additional Rent, one-twelfth of such estimated payments in advance during such period together with the monthly instalments of Minimum Rent. Notwithstanding the foregoing, as soon as bills for all or any portion of the said amounts are received, the Landlord may bill the Tenant for its Proportionate Share of the said amounts (less all amounts previously paid by the Tenant on the basis of the Landlord's estimate which have not already been so applied) and the Tenant shall pay the Landlord such amount as Additional Rent on demand. Despite the foregoing, the Landlord's estimate of Operating Costs may not exceed the actual Operating Costs for the previous 12 month period by more than 10%.

(b) At the end of the 12 month period for which such estimated payments have been made, the Landlord shall deliver to the Tenant a statement containing reasonable particulars of the actual Operating Costs, together with a statement of the Tenant's Proportionate Share of the Operating Costs, and if necessary, an adjustment shall be made between the parties.

(c) If the Tenant has paid more than the amount actually payable by it (the difference being called the "Excess"), then the Excess will be applied by the Landlord against the next succeeding instalments of Rent. If there is any Excess for the last year of the Term, the Excess will be refunded by the Landlord to the Tenant within 30 days after the expiration of the Term.

(d) If the Tenant has paid less than the amount actually payable by it (the difference being called the "Deficiency',), the Tenant shall pay the Deficiency with the next fixed Minimum Rent instalment due or upon demand. If the Deficiency arises in respect of the last year of the Term, the Tenant shall pay the Deficiency within 30 days after the expiration of the Term.

(e) The Landlord shall keep such proper records of the Operating Costs as would be maintained by a reasonably prudent landlord.

(f) The Tenant shall have 90 days from the date of the Landlord delivering the said statements to:

         (i) request copies of all invoices, statements of account or any other reasonable item to facilitate the Tenant's review and verification of the Operating Costs charged to the Tenant by the Landlord; and

         (ii) deliver to the Landlord written notice setting out in detail any objections it may have to the statements and the reasons therefor,

failing which the Tenant shall be deemed to have accepted the statements and they shall be conclusive and binding upon the Tenant. Despite the foregoing and while the Landlord shall be under no obligation to provide the Tenant with any information after the expiry of the said 90 day period, if within 36 months following the date of such statement the Tenant is able to demonstrate an error in such statement based upon information not originally available to the Tenant, then the parties shall promptly make any necessary adjustment.

5.03     REALLOCATION OF OPERATING COSTS

Intentionally Deleted.

                              ARTICLE 6.00 - TAXES

6.01     TAXES PAYABLE BY LANDLORD

         Subject to the obligations of the Tenant as set out in this Lease, the Landlord shall pay the Real Property Taxes. Any fine, penalty or interest for late payment of the Real Property Taxes shall be paid by the Landlord, unless the reason for such late payment is due to the Tenant's failure to pay its share of Real Property Taxes in accordance with this Article.

6.02     BUSINESS TAXES OF TENANT

         Each year during the Term, the Tenant shall pay to the taxing Authority or Authorities having jurisdiction and discharge when the same become due and payable, all taxes, duties and assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Premises or any part or parts thereof and all taxes, rates, duties, assessments, licence fees and franchise fees in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant (and any sub-tenant or licensee), whether any such taxes, rates, duties, assessments, licence fees or franchise fees are charged by any municipal, parliamentary, school or other body, and the Tenant will indemnify and keep indemnified the Landlord from and against payment for all losses, costs, charges and expenses, occasioned by, or arising from any and all such taxes, rates, duties, assessments, licence fees, franchise fees, and any and all taxes which may in future be levied in lieu of such taxes, whether foreseen or unforeseen. If the Tenant or any person occupying the Premises or any part thereof shall elect to have the Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as soon as the amount of the separate school taxes is ascertained, any amount by which the separate school taxes exceed the amount which would have been payable for school taxes had such election not been made as aforesaid, and any loss, costs, charges and expenses suffered by the Landlord may be collected by the Landlord as Additional Rent. The Tenant shall, upon request of the Landlord, deliver to the Landlord for inspection, receipts for payment of all taxes, rates, duties, assessments and other charges in respect of all improvements, equipment and facilities of the Tenant on or in the Premises which were due and payable up to one (1) month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require.

6.03     REAL PROPERTY TAXES

(a) The Tenant shall pay as Additional Rent to the Landlord, or to the taxing Authorities if the Landlord so directs, and discharge in each year during the Term and within the times provided for by the taxing Authorities

(provided that if the Landlord requests the Tenant to pay the Real Property Taxes directly to the relevant taxing Authorities, the Landlord has given the Tenant at notice within which to pay such Taxes at least lO days prior to the due date of payment to the Authorities):

         (i) all Real Property Taxes levied, rated, charged or assessed from time to time, respectively, against the Premises or any part thereof, on the basis of a separate real property tax bill and separate real property assessment notices rendered by any lawful taxing Authority; and

         (ii) the Tenant's Proportionate share of all Real Property Taxes levied, rated, charged or assessed from time to time, respectively, against the Common Areas, or any part thereof, on the basis of a separate real property tax bill and separate real property assessment notices rendered by any lawful taxing Authority.

(b) If there are not separate real property tax bills and separate real property assessment notices for the Premises and the Common Areas, the Tenant shall pay to the Landlord, as Additional Rent, its Proportionate Share of all Real Property Taxes levied, rated, charged or assessed from time to time against the Building and the Lands.

(c) The Tenant shall provide the Landlord, within lO days after receipt by the Tenant, a copy of any separate tax bills and assessment notices for the Premises or any part thereof. If the Landlord requires the Tenant to pay Real Property Taxes directly to the relevant taxing Authority, the Tenant shall promptly deliver to the Landlord receipts evidencing the payment of all such Real Property Taxes and furnish such other information in connection therewith as the Landlord reasonably requires.

(d) If the Landlord does not require the Tenant to pay the Real Property Taxes to the relevant taxing Authority, the Tenant shall pay the amounts payable under section 6.03(a) or (b), as the case may be, to the Landlord within 20 days following date that the Landlord provides the Tenant with bills (including interim bills) showing the amount of Real Property Taxes payable.

(e)      Intentionally Deleted.

(f)      Intentionally Deleted.

(g)      Intentionally Deleted.

6.04     ALTERNATE METHODS OF TAXATION

         If, during the Term, the method of taxation is altered so that the whole or any part of the Real Property Taxes now levied, rated, assessed or imposed on real estate and improvements are levied, assessed, rated or imposed wholly or partially as a capital levy or on the rents received or otherwise, or if any tax, assessment, levy, imposition or charge, in lieu thereof shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions and charges shall be included within the Tenant's obligation to pay its Proportionate Share of Real Property Taxes as set out in Article 5.00.

6.05     PRO-RATA ADJUSTMENT

         If any taxation year during the Term of this Lease is less than 12 calendar months, the Tenant's Proportionate Share of Real Property Taxes shall be subject to a per diem pro-rata adjustment.

6.06     APPEAL OF REAL PROPERTY ASSESSMENT

(a) The Landlord may defer payment of Real Property Taxes, or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levying of any such Real Property Taxes, in each case, to the fullest extent permitted by law, so long as it shall diligently prosecute any contest, appeal or assessment on which such tax is based. The Tenant shall co-operate with the Landlord in respect of any such contest, appeal or assessment and shall provide the Landlord with all relevant information, documents and consents required by the Landlord. The Tenant shall not be responsible for paying any fines, penalties or interest as a result of any such deferral.

(b) The Tenant may, with the prior written consent of the Landlord, appeal or contest the assessment of Real Property Taxes in respect of the Premises, in each case, to the fullest extent permitted by law, so long as it shall diligently prosecute any contest, appeal or assessment on which such tax is based. If the Tenant obtains the Landlord's written consent, the Tenant will deliver to the Landlord whatever security for the payment of Real Property Taxes the Landlord considers advisable and will keep the Landlord informed of its progress from time to time and upon the request of the Landlord.

6.07     GST

         The Tenant shall pay to the Landlord all GST payable on the Rent (including, without limitation, accelerated Rent), which payment shall be made at the same time as the Rent to which the GST relates is to be paid in accordance with the terms of this Lease. Regardless of any other provision of this Lease to the contrary, the amounts payable by the Tenant under this section shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery for such amounts as it has for the recovery of Rent under this Lease, including, without limitation, the right to distrain against the Tenant's property.

                            ARTICLE 7.00 - UTILITIES

7.01     UTILITY RATES

         In each and every year during the Term, the Tenant shall pay as Additional Rent and discharge all rates and charges (the "Charges") for electric charges, air-conditioning, ventilation, water, gas, light, heat, power, telephone, television and other public uttilities and services supplied to or used on or in connection with the Premises or in cormection with the business or occupation of the Tenant (the "Utilities") and indemnify and keep indemnified the Landlord and the Premises from and against any and all Claims in respect thereof. Notwithstanding any other provision of this Lease, the Tenant shall commence paying the Charges for all Utilities consumed upon the Premises commencing on the earlier of the date of substantial completion of the Premises and the date the Tenant commences any of the Tenant's Work.

7.02     HEATING, VENTILATING AND AIR CONDITIONING

(a) Whenever the Premises are vacant, the Tenant shall operate the heating equipment serving the Premises so as to maintain reasonable conditions of temperature within the Premises so as to prevent the freezing of pipes. The Tenant shall comply with all reasonable rules and regulations as the Landlord may make from time to time respecting the operation and maintenance of the HVAC Equipment.

(b) Without limiting the provisions of section 9.01, the Tenant shall, throughout the Term and its sole cost, maintain, repair, replace when necessary and regulate the HVAC Equipment so as to maintain same in first class operating condition.

         (c) The Landlord shall be entitled to elect to maintain and repair the HVAC Equipment (or to retain a service company to do so) in which case the Landlord or its duly authorized agents shall be entitled to enter upon the Premises for the purpose of maintaining and repairing the HVAC Equipment. The Tenant shall be responsible for all costs and expenses incurred by the Landlord in maintaining or repairing the HVAC Equipment, or causing such service company to maintain and repair the HVAC Equipment, from time to time, together with an administrative fee in the amount of 15% of the said costs and expenses. Such costs shall be paid by the Tenant to the Landlord within l5 days of receiving an invoice from the Landlord in respect of such costs.

(d)      Intentionally Deleted.

(e) The foregoing costs and expenses shall exclude the cost of fuel and electricity consumed by the use of such equipment to the extent only that such costs and expenses are charged separately to and paid by the Tenant pursuant to other provisions of this Lease.

7.03     METERS

Intentionally Deleted.

7.04     NON-LIABILITY OF THE LANDLORD

         The Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation of or failure in the supply of any Utilities or heating, ventilating, air-conditioning and humidity control, unless caused by the negligence of the Landlord or the Landlord's Employees. Without limiting the generality of the foregoing, the Landlord shall not be liable for, and the Tenant shall indemnify and save the Landlord harmless from and against, any and all indirect or consequential damages or damages for personal discomfort or illness ofthe Tenant or any Persons permitted by it to be on the Premises by reason of the suspension, non operation, or failure for any period of time of any Utilities, heating, ventilating, air-conditioning or humidity control, unless caused by the negligence of the Landlord or the Landlord's Employees.

7.05 LANDLORD'S SUSPENSION OF UTILITIES

         In order to effect any maintenance, repairs, replacements, alterations or improvements to any Utilities, heating, ventilating, air conditioning or humidity control systems, the Landlord shall have the right, without any liability whatsoever and without thereby constituting an interference with the Tenant's rights under this Lease or a breach by the Landlord of this Lease, and without thereby entitling the Tenant to any rights in respect thereof, to discontinue, suspend or modify any Utilities, heating, ventilating, air-conditioning and humidity control systems at such time or times and from tune to time as the Landlord shall deem desirable. In exercising its rights in this section, the Landlord shall:

         (i)      make any such changes as expeditiously as reasonably possible;

         (ii) provide at least l0 days' notice to the Tenant (except in the case of an emergency, real or apprehended, in which case no notice shall be required); and

         (iii) use reasonable commercial efforts to minimize interference with the Tenant's business operations in the Premises.

If as a result of the Landlord exercising its rights in this section, the Tenant cannot and does not carry on its business in all or any part of the Premises (the part incapable of being used being called the "Unusable Part") for more than 48 hours, then Rent shall abate in the same proportion that the area of the Unusable Part bears to the Rentable Area of the Premises from the expiry of such 48 hour period until such time as the Landlord rectifies the matters giving rise to the state of affairs which resulted in the Tenant not being able to use the Unusable Part.

                     ARTICLE 8.00 - CONTROL OF THE BUILDING

8.01     CONTROL OF THE BUILDING AND COMMON AREAS

         The Building and all Common Areas and such other areas, facilities, utilities and improvements provided by the Landlord from time to time for the general use, in common, of tenants, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of the Landlord. The Landlord will operate and maintain the Building and the Common Areas as a first class industrial building. Without limiting the generality of the foregoing, but subject to the foregoing qualifications, the Landlord shall have the right, in the control, management and operation of the Building and the Common Areas to:

         (a)      construct, maintain and operate lighting facilities;

         (b)      intentionally deleted;

         (c) close all or any portion of the Common Areas to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any Person or the public therein;

         (d) grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or any part or parts of the Building or the Common Areas, or both;

         (e) obstruct or close off all or any part of the Building and/or the Common Areas, or parts thereof, for the purpose of maintenance or repair, or for any other reason deemed necessary by the Landlord;

         (f)      intentionally deleted;

         (g) make any changes or additions to the pipes, conduits, utilities and other services in the Premises which service the Premises or other premises in the Building;

         (h) designate the areas and entrances through and at which loading and unloading of goods shall be done. However, there shall be no change to the loading areas, loading docks and drive-in door in existence on the Commencement Date;

         (i)      intentionally deleted;

         (j) designate and specify the kind of container to be used for garbage and refuse and the manner and the times and places at which same shall be placed for collection. If the Landlord provides or designates a service for picking up refuse and garbage, the Tenant shall use same at the Tenant's cost. The Tenant shall pay the cost of removing its refuse or rubbish. The Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Building;

         (k)      intentionally deleted;

         (1)      intentionally deleted;

         (m)      intentionally deleted,

         (n)      intentionally deleted.

In exercising any of its foregoing rights, the Landlord shall have the right to enter upon the Premises to make such changes to same as the Landlord in its sole discretion deems necessary in connection with any changes to the Building and the Common Areas. In exercising its rights in this section, the Landlord shall:

         (i)      make any such changes as expeditiously as reasonably possible;

         (ii) provide at least lO days' notice to the Tenant (except in the case of an emergency, real or apprehended, in which case no notice shall be required);

         (iii) not diminish the Rentable Area of the Premises, the exterior parking areas outlined in green on Schedule "B", and the loading docks and loading areas serving the Premises; and

         (iv) use reasonable commercial efforts to minimize interference with the Tenant's business operations in the Premises (including access to the Premises and the shipping areas of the Premises),

the Tenant shall not be entitled to any abatement in Rent or compensation for any inconvenience, nuisance or discomfort occasioned thereby and nothing herein contained is deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises, or any part thereof, except as otherwise herein specifically provided. The Tenant agrees that any entry by the Landlord upon the Premises in accordance with the provisions hereof is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease and shall not affect the Tenant's Covenants. Despite the foregoing, if as a result of the Landlord exercising its rights in this section the Tenant cannot and does not carry on its business in all or any part of the Premises (the part incapable of being used being called the "Unusable Part") for more than 48 hours, then Rent shall abate in the same proportion that the area of the Unusable Part bears to the Rentable Area of the Premises from the expiry of such 48 hour period until such time as the Landlord rectifies the matters giving rise to the state of affairs which resulted in the Tenant not being able to use the Unusable Part.

8.02     PARKING

(a) The Tenant shall be entitled to mark those areas which are outlined in green on Schedule "B" as being the Tenant's exclusive parking spaces. The Landlord shall have no obligation whatsoever to enforce such exclusive rights or ensure that only the Tenant and its employees and customers park in such parking spaces.

(b) The Tenant and the Tenant's Employees shall not be entitled to park in those parking spaces in the area outlined in orange on Schedule "B".

8.03     RIGHT TO RELOCATE

Intentionally Deleted.

                     ARTICLE 9.00 - MAINTENANCE AND REPAIRS

9.01     TENANT'S AND LANDLORD'S REPAIRS

(a) If the Building or any part thereof becomes damaged or destroyed through the negligence, carelessness or misuse by the Tenant, its employees, invitees or anyone permitted by it to be in the Building, or through it or them in any way stopping up or injuring the heating apparatus, water pipes, drainage pipes, or other equipment or part of the Building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord as Additional Rent forthwith upon demand.

(b) Subject to sections 9.04 and 18.01, the Tenant shall, at all times during the Term at its sole cost and expense, keep and maintain the Premises in good order, first-class condition and repair (which shall include periodic painting and decorating and preventative maintenance as determined by the Landlord, acting reasonably), and shall carry out all needed maintenance, repairs and replacements to and for the whole of the Premises, including, without limitation, all glass and windows in the interior and exterior walls of the Premises and all signs, partitions, doors, fixtures, equipment and appurtenances thereof and improvements thereto. The Tenant shall also, at its sole cost and expense, maintain, repair and replace as required lighting, wiring, plumbing fixtures and equipment within the Premises (other than those forming part of the Building systems). The Tenant shall make all needed repairs and replacements with due diligence and dispatch. The Tenant's obligation to repair and maintain shall not extend to:

         (i) repairs and maintenance necessitated by reasonable wear and tear to the Premises (provided that the cumulative effect of such wear and tear does not amount to or result in a state of disrepair inconsistent with the Tenant's obligation to maintain the Premises in good order and first-class condition);

         (ii)     repairs or replacements arising as a result of Insured Damage;
                  and

         (iii)    repairs to be made by the Landlord pursuant to section
                  9.01(c).

(c) Subject to section 18.01 and any other provision of this Lease dealing with the Landlord's obligation to effect repairs, the Landlord shall at all times throughout the Term maintain and repair, or cause to be maintained and repaired, the structure of the Building, including, without limitation, the foundations, exterior weather walls, floor, roof, wills and structural columns and beams of the Building and the plumbing, electrical and mechanical services generally serving the Building and the sewage drainage system serving the Building. The costs of such maintenance, repairs and replacements shall be the Landlord's sole responsibility. The Landlord may, in its sole and absolute discretion, do the maintenance and repair of, or caused to be maintained and repaired, the HVAC Equipment in which case and only in which case, the Tenant shall pay to the Landlord, as Additional Rent the costs so incurred by the Landlord, all in accordance with section 7.02. The Landlord shall undertake such repairs promptly upon receipt of written notice from the Tenant.

9.02     REPAIR ON NOTICE

         The Tenant shall commence to repair upon 15 days notice in writing from the Landlord, but the Landlord's failure to give notice shall not relieve the Tenant from its obligation to repair. If, after receiving such notice, the Tenant refuses or neglects to perform the repairs required by section 9.01 to the reasonable satisfaction of the Landlord, the Landlord may, but shall not be obligated to, make such repairs without liability to the Tenant for any loss or damage that may accrue to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof and upon completion thereof, the Tenant shall pay, as Additional Rent the Landlord's costs for making any such repairs plus a sum equal to 15% thereof for overhead.

9.03     LANDLORD'S RIGHT TO ENTER

(a) The Landlord and the Landlord's Employees may, at all reasonable times and upon at least 48 hours written notice (except in the case of an emergency, real or apprehended, in which case no notice shall be required), enter the Premises for the purpose of:

         (i) viewing the state of repair and maintenance of the Premises. The Tenant shall comply with all requirements of the Landlord with respect to the care, maintenance and repair thereof, provided that they are not inconsistent with Tenant's obligations contained in section 9.01;

         (ii) making such repairs and replacements as are the Landlord's obligations under this Lease;

         (iii) making such repairs and replacements as are the Tenant's obligations pursuant to the terms of this Lease and which the Tenant is in default of making after the expiry of the 15 day notice period referred to in section 9.02;

         (iv) making changes and additions to the pipes, conduits, wiring and ducts in the Premises where necessary to serve other premises in the Building.

The Landlord may bring onto the Prenises all materials required in order for it to exercise its rights in this section 9.03.

(b) The Tenant shall not be entitled to any abatement in Rent as a result of the Landlord exercising its rights in this section 9.03. The Landlord shall not be liable for any damage caused to any property located in the Premises as a result of the Landlord exercising its rights in this section 9.03.

(c) If the Tenant is not present to open and permit an entry into the Premises during normal business hours and there is an emergency (real or apprehended), the Landlord or the Landlord's Employees may, using reasonable force, exercise the Landlord's rights in section 9.03(a) to enter the Premises without rendering the Landlord or the Landlord's Employees liable therefor, and without affecting or releasing the Tenant from the observance and performance of any of the Tenant's Covenants. In exercising its rights in this section, the Landlord shall take such reasonable steps as are necessary so as to minimize the interference with the Tenant's business operations in the Premises.

(d) Nothing in this section shall impose upon the Landlord any obligation, responsibility or liability for the care, maintenance or repair of the Premises, except as specifically provided in this Lease.

9.04     ALTERATIONS OR IMPROVEMENTS

(a) The Tenant will not commence the Tenant's Work nor make any repairs, replacements, alterations, or improvements (all of the foregoing being collectively called "Alterations") to any part of the Premises without the Landlord's prior written consent, which consent, subject to section 9.04(b), shall not be unreasonably withheld. If the Landlord refuses its consent, such refusal must be accompanied with the reasons for the Landlord's refusal.

(b)      If any proposed Alterations.

         (i) affect the structure of the Premises or the Building, or the store front of the Premises, or any part of the Premises which may be under warranty to the Landlord,

         (ii) require compatibility with the Landlord's systems (including, without limitation, the HVAC Equipment); or

         (iii) materially and adversely affect any other tenant in the Building,

the Landlord may withhold its consent to the proposed Alterations. No Alterations by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Building or diminish the value thereof, or restrict or reduce Landlord's coverage for municipal zoning purposes.

(c) If the Landlord determines, or has reasonable grounds for believing, that the Tenant will not carry out the Alterations in a good and workmanlike manner or if the Alterations affect the structure of the Building, the exterior of the Building or any part of the Building which may be under warranty to the Landlord, then the Landlord may require that Alterations be performed by the Landlord or its agents, in which case such Alterations shall be performed by the Landlord or its agents at the Tenant's expense plus a further 15% of the Landlord's total cost of such Alterations payable as Additional Rent upon demand.

(d)      Prior to commencing any Alterations, the Tenant shall submit to the
         Landlord:

         (i) details of the proposed Alterations, including, without limitation drawings and specifications prepared by qualified designers and conforming to good engineering practice;

         (ii) such indemnification against liens, costs, damages and expenses as the Landlord shall reasonably require; and

         (iii) evidence satisfactory to the Landlord that the Tenant has obtained all necessary consents, permits, licences and inspections from all Authorities having jurisdiction.

(e)      All Alterations by the Tenant shall be:

         (i)      at the sole cost of the Tenant;

         (ii) performed by competent workmen who are fully covered by Workers' Compensation;

         (iii) performed in a good and workmanlike manner in accordance with the approved drawings and specifications, all applicable codes and regulations, and the very best standards of practice;

         (iv)     subject to the reasonable inspection of the Landlord, and

         (v) completed as expeditiously as possible with first class new materials.

(f) The Tenant shall carry builder's all risks insurance satisfactory to the Landlord, acting reasonably, during the making of the Alterations and the Tenant will provide the Landlord with a copy of such insurance policy for the Landlord's approval prior to the commencement of any Alterations and the Tenant shall not commence any Alterations until the Landlord has approved the said insurance and the Tenant provides the Landlord with evidence satisfactory to the Landlord, acting reasonably, that the Tenant has taken out such insurance as approved by the Landlord.

(g) Any Alterations made by the Tenant without the prior written consent of the Landlord or which are not in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Premises restored to their previous condition.

(h) Upon completion of any Alterations, the Tenant shall provide to the Landlord as-built drawings for the Premises (unless as-built drawings would not normally be prepared in light of the nature of the relevant Alterations) and shall secure all applicable statutory declarations and certificates of inspection approval and occupancy and provide evidence of same to the Landlord.

(i) Under no circumstances shall the Tenant, its employees, agents, contractors, suppliers or workmen enter onto the roof of the Building or make any opening in the roof of the Premises in connection with the performance of any Alterations or for any other reason whatsoever.

(j) Notwithstanding any consents granted by the Landlord to any proposed Alterations, such consents relate only to the general acceptability of the proposed Alterations and that by giving such consents, the Landlord shall not be deemed to have any direct or indirect interest, responsibility or liability with respect to such Alterations or the design, installation or maintenance of same or for the payment of same, all of which shall be the sole responsibility of the Tenant.

9.05     NOTIFY LANDLORD

         The Tenant shall give immediate notice in writing to the Landlord of any damage caused to the Premises or the HVAC Equipment upon the same becoming known to the Tenant.

9.06     PARTY WALL

         The parties agree that one or more of the walls of the Premises may be party walls which may be used, as to the portion adjacent to the Premises, by an adjoining tenant, or by the Landlord, and as to any repairs to such party walls as may be required pursuant to the provisions of section 9.01 or pursuant to any other provision of this Lease, the Tenant shall bear one-half of the cost of such repairs, unless such repairs are necessitated wholly by reason of the negligence of the Tenant, in which event the Tenant shall be responsible for the entire costs of such repairs, but if such repairs are made necessary by reason of the negligence of the Landlord, or of adjoining tenants, then the costs of such repairs shall not be borne by the Tenant.

9.07     MAINTENANCE OF THE PREMISES

         The Tenant shall keep, operate and maintain the Premises in a clean and sanitary condition having regard to the nature of the business operations being carried on therein. The Tenant shall be responsible for the cost of removing all of its trash and refuse arising from the Tenant's Work and the stocking and operation of its business in the Premises.

9.08     LOADING AND UNLOADING

         The Tenant shall ensure that all deliveries or movement of heavy articles to and from the Premises shall be made only by doorways or corridors designated by the Landlord for such purpose.

9.09     GLASS

         The Tenant shall pay the cost of replacement with equal quality and size of any glass broken on the Premises including outside windows and doors of the perimeter of the Premises (Including perimeter of the windows in the exterior walls) during the continuance of this Lease.

9.10     AIR CONDITIONING UNITS

         The Tenant shall not install in the Premises free standing air conditioning units, without the prior written consent of the Landlord.

9.11     TENANT NOT TO OVERLOAD

         The Tenant shall not:

         (a) bring upon the Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Premises;

         (b)      overload the floors of the Premises;

         (c) overload any of the utility, electrical, mechanical or structural systems in or servicing the Premises;

         (d) place on or suspend from the roof structure or the building structure any loads whatsoever without first obtaining the Landlord's prior written consent, which consent may be unreasonably and arbitrarily withheld.

If any damage is caused to the Premises by any machinery, equipment, object or thing or by its overloading, or by any act, neglect, or misuse on the part of the Tenant, the Tenant will forthwith repair the Premises, or at the option of the Landlord, pay the Landlord forthwith on demand the cost of making good the Premises together with an amount equal to 15% of such costs for overhead.

9.12     PROTECTION OF EQUIPMENT

         The Tenant shall protect from damage all of the heating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories thereof in or about the Premises and keep same free from all obstructions that might prevent their free working and give to the Landlord prompt written notice of any accident to or defects in same or any of their accessories. Any damage resulting from misuse or failure to protect same shall be the sole responsibility of the Tenant. The Tenant specifically undertakes to install and maintain at its sole cost and expense, fire extinguishers and such other fire protection equipment as is deemed reasonably necessary or desirable by the Landlord, any Authority or insurance body.

                         ARTICLE 10.00 - USE OF PREMISES

10.01    USE OF PREMISES

         The Tenant shall only use the Premises for the Permitted Uses. The Tenant shall not use or permit, or suffer the use of, the Premises or any part or parts thereof for any business or purpose other than the Permitted Uses.

10.02    CONDUCT OF BUSINESS

         In the conduct of the Tenant's business, the Tenant shall:

         (a) not perform any acts or carry on any practices which may damage the Building or be a nuisance or menace to the Landlord or to other tenants in the Building;

         (b) not do, nor suffer or permit to be done, any act in or about the Common Areas or the Building which hinder or interrupt the flow of traffic to, in and from the Building and not do, nor suffer or permit anything to be done which will in any way obstruct the free movement of persons doing business in the Building with any tenant or occupant of the Building;

         (c) not commit or suffer or permit to be committed any waste upon the Premises;

         (d) not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Premises and shall not store or caused to be stored outside of the Building any of its inventory or stock in trade or raw materials;

         (e) not use any loud speakers, television, phonographs, radios or other devices in a manner so that they can be heard outside of the Premises without the prior written consent of the Landlord;

         (f) carry out all modifications, alterations of or to the Premises and the Tenant's conduct of business in or its use of the Premises which are required by any of the Authorities referred to in section 10.03;

         (g) obtain and provide evidence to the Landlord from time to time on demand being made by the Landlord that the Tenant has obtained all necessary approvals, licenses and consents from all Authorities having jurisdiction for the operation of its business on and from the Premises and that such approvals, licenses and consents are in full force and effect; and

         (h) if required by the Landlord or any Authority, the Tenant shall properly contain within the Premises and dispose of its garbage in accordance with practices acceptable to the Landlord or any Authority, as the case may be.

10.03    OBSERVANCE OF LAW

         The Tenant shall, at its sole cost and expense, and subject to the other provisions of this Lease, promptly:

         (a) observe and comply with all Laws including, without limiting the generality of the foregoing, all legislative enactments, by-laws and other regulations now or hereafter in force which pertain to or affect the Premises, the Tenant's use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises;

         (b) observe and comply with all police, fire and sanitary regulations imposed by any Authority or made by fire insurance underwriters, and

         (c) carry out all modifications, alterations or changes of or to the Premises and the Tenant's conduct of business in or the use of the Premises which are required by any Authority.

10.04 RULES AND REGULATIONS

         The Tenant and the Tenant's Employees shall be bound by, and shall observe the rules and regulations attached as Schedule "F" and such further and other rules and regulations made hereafter by the Landlord relating to the Building, Common Areas or the Premises of which notice in writing shall be given by the Landlord to the Tenant. The Landlord may, in all cases acting reasonably and in good faith, from time to time amend or supplement the rules and regulations or adopt and promulgate additional rules and regulations applicable to the Premises and/or the Building, including, without limitation, rules and regulations for the operation and maintenance of the Common Areas, business hours of the Building, lighting of premises and display sign and other matters relating to the establishment of a proper image for the Building, which rules and regulations may differentiate between different types of businesses in the Building All such rules and regulations shall be deemed to be incorporated into and form part of this Lease, provided that if there is a conflict between such rules and regulations and the other provisions of this Lease, such other provisions of this Lease shall in all cases prevail. The Landlord shall not be responsible to the Tenant for the non-observance or violation of any provisions of such rules and regulations or of the terms of any other lease of premises in the Building, and shall be under no obligation to enforce any such provisions. In no event will the Landlord enact any rules or regulations prohibiting the Tenant from having its garbage containers located nearby or adjacent to the Tenant's loading docks.

10.05    ENERGY CONSERVATION

         The Tenant shall co-operate with the Landlord in conserving energy of all types in the Building, including complying, at the Tenant's own cost, with all reasonable requests and demands of the Landlord with a view to energy conservation.

10.06    EXHIBITING PREMISES

         The Landlord and the Landlord's Employees shall be entitled to, at all reasonable times and upon not less than 48 hours written notice, enter upon the Premises in order to exhibit them to:

         (a) prospective tenants, but only during the last 6 months of the Term; or

         (b)      prospective purchasers, at any time during the Tenn.

The Tenant shall be entitled to have one of its representatives accompany the Landlord and any prospective tenant or purchaser during their inspection of the Premises.

10.07    BY-LAWS

         The Tenant shall not make any application or representation to or for any Authority which would have the effect of, in any way, amending or varying the provisions of any Laws affecting the Premises (including, without limitation, the zoning affecting the Premises), without first obtaining the written consent and authorization of the Landlord.

                  ARTICLE 11.00 - INSURANCE AND INDEMNIFICATION

11.01    TENANT'S INSURANCE

(a) The Tenant shall, at its sole cost and expense, take out and keep in full force and effect throughout the Term and any period when it is in possession of the Premises, the following insurance:

         (i) "all-risks" insurance (including flood and earthquake) upon properly of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, including, without limitation, stock-in-trade, furniture, fittings, installations, signs, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount of not less than the full replacement cost thereof without deduction for depreciation, subject to an stated amount clause. The Landlord shall be named as an additional named insured and the Mortgagee shall be named as a loss payee pursuant to the terms of the standard Insurance Bureau of Canada mortgae clause in such insurance policies Such insurance policies may contain reasonable deductible in amounts acceptable to the Landlord, acting reasonably;

         (ii) commercial general liability insurance IBC Form 2100 or better on an occurence basis including personal injury liability, bodily injury liability, contractual liability tenant's legal liability for the full replacement cost of the Premises, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Premises and the Common Areas, coverage to include the business operations conducted by the Tenant and any other Person on the Premises. Such policies shall be written on a comprehensive basis with limits of not less than $5,000,000.00 for any one occurrence and contain an aggregate limit of no less than $5,000,000.00. The Landlord and the Mortgagee shall be named as additional insureds in such insurance policies;

         (iii)    intentionally deleted;

         (iv) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount at least equal to the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises, or relating to, or serving the Premises, subject to an agreed amount clause. The Landlord shall be named as an additional named insured and the Mortgagee shall be named as a loss payee pursuant to the terms of the standard Insurance Bureau of Canada mortgage clause in such insurance policies,

         (v) standard owners' form automobile insurance providing third party liability insurance with $2,000,000.00 inclusive limits, and accident benefits insurance, covering all licensed vehicles owned, leased or operated by or on behalf of the Tenant;

         (vi)     intentionally deleted; and

         (vii) any other form or forms of insurance as the Tenant or the Landlord or the Mortgagee may reasonably require from time to time in amounts and for insurance risks against which a prudent tenant would protect itself.

The Tenant shall be solely responsible for the payment of all deductibles in the Tenant's insurance policies.

(b)      All policies required by this section shall:

         (i) be in form and with reputable insurers licensed to do business in the Province of Ontario and who are acceptable from time to time to the Landlord;

         (ii) contain an endorsement requiring the insurers under such policies to notify the Landlord in writing at least 60 days prior to any material change or cancellation thereof;

         (iii) contain a waiver in favour of the Landlord and any Mortgagee of any breach of warranty clause such that the insurance policies in question shall not be invalidated in respect of the interests of the Landlord and any Mortgagee by reason of a breach by the Tenant of any warranty contained in such policies; and

         (iv) contain a clause stating that the Tenant's insurance policy will be considered as primary insurance and shall not call into contribution any other insurance that may be available to the Landlord.

(c) All property damage and public liability insurance required pursuant to this section shall contain a severability of interest clause and cross liability clause.

(d) All property, boiler and machinery insurance required pursuant to this section shall contain:

         (i)      a joint loss agreement endorsement;

         (ii) a waiver of any rights of subrogation which the insurers of the Tenant may have against the Landlord and the Landlord's Employees whether the damage is caused by the act, omission or negligence of the Landlord or the Landlord's Employees and shall have attached thereto and forming part thereof the Mortgagee's standard form of mortgage clause.

(e) Prior to the Commencement Date, the Tenant shall furnish to the Landlord certificates of insurance which shall:

         (i)      be signed by the Tenant's insurers or insurance broker,

         (ii) contain sufficient particulars to enable the Landlord to confirm that the Tenant has taken out the insurance required by this Lease to be taken out by the Tenant; and

         (iii)    intentionally deleted.

The Tenant shall provide written evidence of the continuation of such policies not less than 10 days prior to their respective expiry dates.

(f) All insurance premiums for the insurance required by this section shall be paid for by the Tenant.

(g)      If:

         (i) the Tenant fails to take out or maintain any of the insurance required by this section; or

         (ii) any of the insurance required by this section is not approved by the Landlord and the Tenant fails to rectify the situation within 48 hours after written notice by the Landlord that it does not approve of such insurance, the Landlord shall have the right, but not the obligation, to effect the insurance required by this section, and to pay the cost of premiums therefor. In such event, the Tenant shall pay to the Landlord, as Additional Rent, the amount so paid by the Landlord, plus 15% thereof as an administrative charge, forthwith on demand.

(h)      Intentionally Deleted.

(i) The Landlord acknowledges and agrees that the Tenant may carry blanket insurance covering numerous premises owned or leased by the Tenant and the Tenant's insurance obligations as contained in the Lease may be satisfied in full by including the Premises within such blanket insurance coverage, provided that such blanket insurance provides for the insurance coverage and endorsements contemplated by this section.

(j) In case of loss or damage, the proceeds of insurance for tenants' improvements shall be and are hereby assigned and made payable to the Landlord and the Tenant. Provided the Tenant is not in default of its obligations under this Lease, the Landlord shall, upon the Tenant's written request, release such proceeds to the Tenant in progress payments at stages determined by a certificate of the Landlord's Expert stating that repairs to each such stage have been satisfactorily completed free of liens by the Tenant. If the Tenant is in default of its obligations under this Lease, the Landlord shall be entitled to retain such proceeds without liability to the Tenant for interest or otherwise until the default has been, in the opinion of the Landlord, remedied. If the Tenant fails to make such repairs, the Landlord may perform the repairs and apply the proceeds to the cost thereof. If the Lease is terminated upon the happening of any damage or any destruction as provided for in Article 15.00 or for any other reason, the proceeds of insurance shall be allocated between the Landlord and the Tenant according to their respective insurable interest. The Tenant shall cause all of its mortgagees, chargees and other encumbrancers of its interest in the Premises, if any, to waive, if applicable, such Person's rights under section 6 of the MORTGAGEE ACT (Ontario), as amended or replaced from time to time, so that all insurance proceeds for tenant's improvements can be dealt with in accordance with this section.

11.02    ADVERSE IMPACT ON INSURANCE

(a) If any of the Landlord's insurance premiums are increased by reason of anything done or omitted or permitted to be done by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall be responsible for paying the full amount of such increase. The Tenant shall pay such increase within 15 days after invoices for such additional premiums are rendered by the Landlord. In determining the Tenant's responsibility for any increased cost of insurance as aforesaid, a statement issued by the organization, company or insurer establishing the insurance premiums or rates for the relevant insurance policies stating the reasons for such increase shall be conclusive evidence in determining the Tenant's responsibility for same.

(b) If any insurance on the Building or any part thereof or on any building connected to the Building shall be cancelled or threatened to be cancelled by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or by any Transferee or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to the cancellation or threatened cancellation within 48 hours after notice thereof by the Landlord, the Landlord may, at its option in addition to any other remedy it may have, forthwith terminate this Lease by notice in writing to the Tenant and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of same.

11.03    LANDLORD'S INSURANCE

(a) Subject to its general availability on reasonable commercial terms the Landlord shall effect and maintain during the Term:

         (i) "all-risks" insurance on IBC Form 4036 or better which shall insure the Building for an amount of not less than replacement cost thereof from time to time (including foundations), against loss or damage by perils or hereafter from time to time embraced by or defined in the IBC Form 4036. Such insurance policy may contain the standard IBC mortgage clause;

         (ii) boiler, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus and machinery insurance on a broad form blanket cover repair and replacement basis for an amount equal to the Building limit;

         (iii) "all-risk" rent and rental value insurance in an amount sufficient to replace all Rent recoverable by the Landlord from tenants in the Building (assuming full occupancy of the Building), including, without limitation, the Rent payable under this Lease, for an indemnity period of not less than 12 months. However, this insurance shall not include coverage for rental losses due to the failure of tenants to pay rent in default of their obligations under their leases;

         (iv) "all-risk" insurance on IBC Form 4036 or better against risk of physical loss or damage to all property owned by the Landlord relative to the Building on a replacement cost basis;

         (v) commercial general liability insurance IBC Form 2100 or better on an occurrence basis covering all authorized employees, subcontractors and agents while working on behalf of the Landlord. Such policy shall contain a limit of not less than $5,000,000.00 per occurrence and in the aggregate; and

         (vi) any other form or forms of insurance as the Landlord or its Mortgagee may reasonably require from time to time for insurance risks and in amounts against which a prudent landlord would protect itself.

(b) All such insurance policies may contain such deductibles as would be carried by a prudent owner of a similar building.

(c) Despite the Tenant's contributions towards the cost of the Landlord's insurance, no insurable interest is conferred upon the Tenant under the Landlord's insurance policies. The Tenant shall not be entitled to share in or receive any portion of any insurance proceeds received by the Landlord. Except as specifically provided for in this Lease, the Landlord shall not be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claims.

(d)      All property, boiler and machinery and rental insurance required by section 11.03(a) shall be endorsed with a waiver of any subrogation rights which the Landlord's insurers may have against the Tenant and the Tenant's Employees, whether any such damage is caused by the act, omission or negligence of the Tenant or the Tenant's Employees.

(e)      Intentionally Deleted.

11.04    LIMITATION OF THE LANDLORD'S LIABILITY

         Unless caused by the negligence of the Landlord or the Landlord's Employees, the Landlord shall not be liable or responsible in any way to the Tenant or to any other Person for and the Tenant hereby releases the Landlord in respect of:

         (a) any Injury arising from or out of any occurrence on, in or relating to the Building or any loss or damage to property (including loss of use thereof) of the Tenant or any other Person located in, on or around the Building however caused;

         (b) without limiting the generality of the provisions of section 11.03(a), any Injury to the Tenant or any other Person or loss or damage to property resulting from: strikes; lockouts; war; riots; insurrection; Acts of God; fire; smoke; explosions; falling or defective plaster, ceiling tiles, fixtures or signs; broken glass; steam; fumes; vapours; odours; dust; dirt; cinders; grease; acid; oil; any noxious, offensive or excessive liquids, solids or gases; any Hazardous Substance; debris; vibration; radiation; air or noise pollution; theft; vandalism; breakage; vermin; electricity; electrical or other wiring, computer or electronic equipment or systems malfunction or stoppage; water; rain; floods; flooding; freezing; earthquake, tornado or hurricane; wind; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; leaks or discharges from any part of the Building, or from any pipes, sprinklers, appliances, equipment, electrical or other wiring, plumbing fixtures, roof, windows, skylights, doors, trap doors or subsurface of any floor or ceiling of any part of the Building or from the street or any other place, or by dampness or climatic conditions or from any other cause whatsoever;

         (c) any Injury, loss or damage caused by other tenants or any Person in the Building or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public or quasi-public work, or by interruption, cessation or failure of any public or other utility service or any other cause whatsoever; or

         (d) any Injury to the Tenant or any other Person or any loss or damage suffered to the Premises or the contents thereof by reason of the Landlord or its representatives entering the Premises to undertake any work therein, or to exercise any of the Landlord's rights or remedies hereunder, or to fulfill any of the Landlord's obligations hereunder, or in the case of emergency.

All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against Claims arising out of damages to same, including, but not limited to, any subrogation claims by the Tenant's insurers.

11.05    INDEMNIFICATION

(a) The Tenant shall indemnify the Landlord and save it harmless from and against any and all Claims in connection with:

         (i) any Injury referred to in section 11.04 or any loss or damage to property referred to in section 11.04, unless arising as a result of the negligence of the Landlord or the Landlord's Employees;

         (ii) the failure of the Tenant to observe and perform any of the Tenant's Covenants;

         (iii) the occupancy or use by the Tenant of the Premises, including, without limitation, the conduct and operation by the Tenant of its business on the Premises;

         (iv) any Hazardous Substance being brought into, produced or maintained in, or discharged from, the Premises during the Term, unless brought on by the Landlord or the Landlord's Employees; and

         (v) any occurrence on the Premises however caused, unless caused by the negligence of the Landlord or the Landlord's Employees.

(b) The Landlord shall indemnify the Tenant and save it harmless from and against any and all Claims in connection with:

         (i) any Injury, loss or damage to property arising from or out of any occurrence upon or at any part of Lands or Building to the extent occasioned wholly or in part by any fault, default, negligence, act or omission by the Landlord or the Landlord's Employees; and

         (ii) the failure of the Landlord to observe and perform any of the Landlord's Covenants.

(c) In case either the Landlord or the Tenant, without actual fault on its part, is made a party to any litigation commenced by or against the other, they shall protect and hold the other harmless and shall pay all costs and expenses, including legal fees on a solicitor and his own client basis, incurred or paid by the other in connection therewith.

11.06    EMPLOYEES

(a) It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Tenant's insurance policies shall extend to and benefit each and every of the Landlord, the Landlord's Mortgagee, any management company employed by the Landlord to manage the Property and all of their respective servants, agents, directors, officers, employees and those for whom the Landlord is in law responsible (collectively, the "Landlord Beneficiaries"), it being understood and agreed that the Landlord is the agent or trustee of the Landlord Beneficiaries solely to the extent necessary for the Landlord Beneficiaries to take the benefit of this section. The Landlord shall be under no obligation whatsoever to take any steps or actions on behalf of the Landlord Beneficiaries to enable them to obtain the benefits of this section unless it chooses to do so in its sole and absolute discretion.

(b) It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Landlord's insurance policies shall extend to and benefit the Tenant and all of the Tenant's Employees, it being understood and agreed that the Tenant is the agent or trustee of the Tenant's Employees solely to the extent necessary for the Tenant's Employees to take the benefit of this section. The Tenant shall be under no obligation whatsoever to take any steps or actions on behalf of the Tenant's Employees to enable them to obtain the benefits of this section unless it chooses to do so in its sole and absolute discretion.

                          ARTICLE 12.00 - CONSTRUCTION

12.01    LANDLORD'S WORK

(a) The Landlord shall, at its expense, perform the Landlord's Work in a good and workmanlike manner.

The Landlord shall use reasonable commercial efforts to complete the Landlord's Work on or prior to June 1, 1998. If the Tenant requires any changes to the Landlord's Work then the Tenant's signature on the change order, or other documentation evidencing the changes, shall be conclusive evidence of the Tenant's agreement to (i) the making of such changes; and (ii) pay for the cost of such changes to the extent that such changes result in an increase in the cost of the Landlord's Work (the "Additional Costs"). The Additional Costs shall be paid by the Tenant within 15 days of the Landlord providing the Tenant with an invoice for the Additional Costs The Landlord shall not provide the Tenant with an invoice until such time as it substantially completes the Landlord's Work

(b) If the Tenant requires the Landlord to carry out any work in or to the Premises in addition to the Landlord's Work (the "Additional Work"), and the Landlord agrees to carry out the Additional Work, then the Tenant's signature on the documentation evidencing the nature of the Additional Work shall be conclusive evidence of the Tenant's agreement to (i) the Landlord performing the Additional Work; and (ii) pay for the cost of the Additional Work (the "Additional Work Costs"). The Additional Work Costs shall be paid by the Tenant within 15 days of the Landlord providing the Tenant with an invoice for the Additional Work Costs.

(c) If any changes are made to the Additional Work, then the Tenant's signature on the change order, or other documentation evidencing the changes, shall be conclusive evidence of the Tenant's agreement to (i) the making such changes, which shall be deemed to form part of the Additional Work; and (ii) pay for the cost of such changes, all of which shall be deemed to form part of the Additional Work. Such additional costs shall be paid by the Tenant within 15 days of the Landlord providing the Tenant with an invoice for such costs.

12.02    TENANT'S WORK

         Commencing on the date that the Landlord delivers possession of the Premises to the Tenant, the Tenant shall, at its own expense, diligently carry out and complete the Tenant's Work. The Tenant will carry out the Tenant's Work in such manner as will not interfere unreasonably with the performance by the Landlord of the Landlord's Work and otherwise in accordance with the provisions of this Lease, including, without limitation, the provisions of section 9.04 and Schedule "D".

12.03    NO OBLIGATION TO PROCEED

Intentionally Deleted.

                    ARTICLE 13.00 - ASSIGNING AND SUBLETTING

13.01    CONSENT REQUIRED

(a) The Tenant will not effect a Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably or arbitrarily withheld or delayed. The consent by the Landlord to any Transfer to a Transferee, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against a Transfer is to be construed so as to include a prohibition against any Transfer by operation of law.

(b) The Tenant may assign this Lease or sublet the Premises to a corporation which is:

         (i) controlled (as defined in the BUSINESS CORPORATIONS ACT (Ontario)) by the Tenant;

         (ii) a holding body corporate (as defined in the BUSINESS CORPORATIONS ACT (Ontario)) of the Tenant; or

         (iii) a subsidiary or affiliate (as those terms are defined in the BUSINESS CORPORATIONS ACT (Ontario)) of the Tenant,

(such Persons being called a "Permitted Transferee") without the Landlord's consent (a "Permitted Transfer"), provided that:

         (A)      prior to the date of the Permitted Transfer:

                  (I)      the Tenant provides the following to the Landlord:

                           (1) Written notice of its intention to effect a Permitted Transfer and the name of the Permitted Transferee to whom the Permitted Transfer is to be made;

                           (2) evidence reasonably satisfactory to the Landlord that the Permitted Transferee qualifies as being a Permitted Transferee; and

                           (3) a copy of the document giving effect to the Permitted Transfer;

                  (II) the Permitted Transferee executes an agreement with the Landlord in which the Permitted Transferee (1) agrees to be bound by all of the Tenant's Covenants as if such Permitted Transferee had originally executed this Lease as tenant; and (2) grants the Landlord a security interest in all of the Permitted Transferee's personal properly on terms substantially the same as those contained in section 20.08; and

                  (III)    the Tenant pays the Landlord the fees described in
                           section 13.03; and

         (B) the provisions of sections 13.03(c), (e), (f) and (h) shall apply.

13.02    FACTORS FOR CONSENT

         Notwithstanding the fact that the Landlord may not unreasonably or arbitrarily withhold its consent to a Transfer, the Landlord will be considered to be reasonably withholding its consent if its reason or reasons for doing so is or are based upon all or any of the following factors:

         (a) any factor which a court of law would consider to be reasonable;

         (b) a proposed change in the use of the Premises to other than the use specified in section 10.01;

         (c)      the Transferee not having a good credit rating,

         (d)      intentionally deleted;

         (e) the Transferee, or any partnership or corporation in which the Transferee or its principals was a member or a shareholder at the time (other than a public corporation described in section 13.04) having become bankrupt or having materially defaulted under the terms of any lease for commercial, office or shopping centre premises whether leased from the Landlord or other Persons;

         (f)      intentionally deleted;

         (g) the Transferee does not intend to actually use and occupy the Premises in accordance with the terms of this Lease;

         (h)      the Transferee being an existing tenant of the Landlord;

         (i) the Landlord having available for leasing to the Transferee other premises in the Building; or

         (j) the giving of such consent would cause the Landlord to be in breach of restrictive or exclusive use clauses granted by the Landlord to other tenants in the Building.

13.03    TRANSFERS

(a) If the Tenant intends to effect a Transfer, in whole or in part, the Tenant will give prior written notice to the Landlord of such intent specifying the proposed Transferee and providing the Landlord with information concerning the identity of the principals of the Transferee, a detailed breakdown of the proposed Transferee's, and its principals' 5-year prior business experience, complete credit, financial and business information regarding the proposed Transferee and its principals and an original copy of all documents and agreements relating to the proposed Transfer. Further, such written request shall also be accompanied by the sum $500.00, being the minimum amount payable by the Tenant on account of all costs incurred by the Landlord in considering and processing the request for its consent, which amount excludes any legal fees and disbursements which the Landlord may incur in connection with a request for its consent. The Landlord will, within 20 days after having received such written notice and all such necessary information and monies, notify the Tenant in writing either that:

         (i) it consents (subject to the Tenant complying with all of the provisions of this section 13.03 on its part to be complied with) or does not consent to the Transfer, or

         (ii)     intentionally deleted.

If the Landlord fails to respond within such 20 day period, the Tenant may give a second notice to the Landlord requesting the Landlord's consent and if the Landlord fails to respond within 5 following the date that the Landlord receives such second notice, then the Landlord shall be deemed to have given its consent to the Transferee.

(b) If there is a Transfer of this Lease, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the obligation to obtain the Landlord's consent to a Transfer, or the acceptance of the Transferee as tenant, or a release of the Tenant from the further performance by the Tenant of the Tenant's Covenants. Any document evidencing a Transfer and the Landlord's consent thereto shall be prepared by the Landlord or its solicitors. All reasonable legal and administrative costs incurred by the Landlord with respect to a request by the Tenant for the Landlord's consent to a proposed Transfer (including the costs of all examinations, the costs of preparing all requisite documents, processing costs, the costs of all negotiations by the Landlord or its solicitors) shall be paid by the Tenant to the Landlord forthwith upon demand, and, in any event prior to the Landlord giving its consent. For greater certainty, such costs shall be paid by the Tenant whether or not the Landlord consents to the proposed Transfer. The Tenant shall provide to the Landlord such deposit on account of the Landlord's legal fees as the Landlord or its solicitors may require prior to the Landlord instructing its solicitors to prepare such documentation. Any consent by the Landlord shall be subject to the Transferee executing a security agreement with the Landlord, which security agreement shall contain provisions substantially similar to those set out in section 20.08, and subject to the Tenant and the Transferee executing an agreement with the Landlord providing for the following:

         (i) the Transferee's agreement to be bound by all of the Tenant's Covenants as if such Transferee had originally executed this Lease as tenant (including, without limitation, the provisions of section 10.01 relating to the use of the Premises);

         (ii) if the Transferee is a subtenant, the Transferee's agreement that, at the Landlord's option, all of the Transferee's right title and interest in and to the Premises absolutely terminates upon the surrender, release, disclaimer or merger of this Lease, notwithstanding the provisions of section 21 or section 39(2) of the Act, unless the Transferee delivers a security deposit to the Landlord equal to 3 times the monthly amount of Minimum Rent payable under this Lease on the date of the Transfer; and

         (iii)    intentionally deleted.

(c) If, as a result of any Transfer, the Tenant is entitled, directly or indirectly, as a result of such Transfer to receive a rent, payment, fee or any other consideration, in the form of cash, negotiable instrument, goods, services or in other form whatsoever, which is greater than the Minimum Rent payable hereunder to the Landlord, then the Tenant shall pay any such excess to the Landlord forthwith within 10 days after receipt thereof by the Tenant from time to time. The Tenant shall immediately make available to the Landlord upon request all of the Tenant's books, records and documentation so as to enable the Landlord to verify the receipt or the amount of any such excess.

(d) All amounts payable by the Tenant pursuant to this Lease up to the effective date of the Transfer, including, without limitation, all amounts required to be paid by the Tenant pursuant to this section 13.03, shall be paid in full to the Landlord prior to the Landlord executing the document affecting the Transfer and evidencing its consent thereto, and until such time as the said amounts are paid in full, the Landlord shall be under no obligation to give its consent to the Transfer or execute the document effecting the Transfer and evidencing its consent thereto. Where any such amounts cannot be finally determined at that time, the Tenant shall deposit with the Landlord an amount reasonably estimated by the Landlord to cover such undetermined amounts, such amount to be held by the Landlord without any liability for interest thereon until the estimated amounts become finally determined by the Landlord, at which time the appropriate adjustments shall be made.

(e) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord shall not be required to accept partial payments of Rent for such month from either the Tenant or any Transferee.

(f) If this Lease is disclaimed or terminated by any trustee in bankruptcy of any Transferee or by the

Transferee in accordance with its rights under the Bankruptcy and Insolvency Act, the Tenant shall not be released from its obligations under this Lease, as amended by the document affecting the Transfer, and the Tenant shall, from the date of such disclaimer or termination, continuously, actively and diligently carry on business in the Premises pursuant to the terms of this Lease for the balance of the Term. The Tenant's obligations under this section shall survive any such disclaimer or termination.

(g)      Intentionally Deleted.

(h) Notwithstanding any such Transfer permitted or consented to by the Landlord, the Tenant shall not be released from its obligation to observe and perform the Tenant's Covenants and the Tenant shall be jointly and severally liable with the Transferee for the performance of the Tenant's Covenants.

13.04    CORPORATE OWNERSHIP

(a) If the Tenant is a corporation or if the Landlord consented to a Transfer of this Lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, from time to time of all or any part of the corporate shares of the Tenant or of any direct or indirect parent corporation of the Tenant which results in any change in the present effective voting control of the Tenant by the Person holding such voting control ,at the date of execution of this Lease (or at the date a Transfer of this Lease to a corporation is permitted) shall, for the purposes of this Article 13.00, be deemed a Transfer. If the Tenant does not acquire the prior written consent of the Landlord as required by the preceding provisions of this Article 13.00, which consent shall not be unreasonably or arbitrarily withheld or delayed, the Landlord shall be entitled to terminate this Lease upon 5 days' written notice to the Tenant given up to 60 days after the date the Landlord becomes aware of such Transfer. The Tenant shall make available to the Landlord, or its lawful representatives, all corporate books and records of the Tenant for inspection at all reasonable times, in order to ascertain whether there has been any change in control.

(b) This section 13.04 however, shall not apply to the Tenant if at such time:

         (i) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or in the United States; or

         (ii) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid,

so long as in either case prior to or as soon as reasonably possible thereafter, the Landlord has received assurances satisfactory to the Landlord that there will be a continuity of the existing management of the Tenant, and of its business practices and policies notwithstanding any such sale, transfer or other disposition of controlling shares.

(c) Despite the foregoing provisions of this section 13.04, section 13.04(a) and (b) shall not apply as long as the Tenant is Catalina Lighting Canada Ltd. or a Permitted Transferee.

13.05    NO ADVERTISING OF THE PREMISES

         The Tenant shall not print, publish, post, display or broadcast any notice or advertisement to the effect that the Premises are for lease or for sale or otherwise advertise the proposed sale or lease of the whole or any part of the Premises and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, no text proposed by the Tenant shall contain any reference to the rental rate of the Premises.

13.06    ASSIGNMENT BY LANDLORD

         In the event of the sale or lease by the Landlord of the Building or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee assumes the Landlord's Covenants, and provides a covenant to this effect to the Tenant, the Landlord shall, thereupon and without further agreement, be freed and relieved of all liability with respect to the Landlord's Covenants.

                  ARTICLE 14.00 - CONSTRUCTION AND OTHER LIENS

14.01    DISCHARGE OF LIENS

         The Tenant shall promptly pay all of its contractors and suppliers and shall do any and all things necessary so as to minimize the possibility of a lien attaching to the Lands and should any such lien be made or filed, the Tenant shall discharge it within 10 days following the date the Tenant becomes aware of the registration of such lien, provided however that the Tenant may contest the validity of any such lien and in so doing shall obtain an order of a court of competent jurisdiction discharging the lien from the title to the Lands by payment into Court or by furnishing to the Landlord security satisfactory to the Landlord in nature and amount against all loss or damage which the Landlord might suffer or incur thereby. If the Tenant shall fail to discharge any lien, then in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge the lien by paying the amount claimed to be due into Court and the amount paid by the Landlord together with all costs and expenses including solicitor's fees (on a solicitor and his client basis) incurred for the discharge of the lien shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.

                       ARTICLE l5.00 - FIXTURES AND SIGNS

15.01    REMOVAL AND RESTORATION BY TENANT

(a) All alterations, decorations, additions, fixtures (other than the Tenant's trade fixtures and equipment) and improvements made to the Premises by the Tenant, or made by the Landlord on the Tenant's behalf, whether before or after the Commencement Date, shall immediately become the property of the Landlord upon the expiration or earlier termination of the Term without compensation to the Tenant. Such alterations, decorations, additions, fixtures, or other improvements shall not be removed from the Premises except that the
Tenant:

         (i) may, at the end of the Term, if not in default, remove its trade fixtures;

         (ii) shall, at the end of the Term, remove all leasehold improvements from the Premises as the Landlord may require to be removed;

         (iii) may remove its trade fixtures during the Term in the usual and normal course of its business if such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures, provided the Tenant is not in default hereunder.

(b) The Tenant shall, in the case of every such removal, either during or at the end of the Term, make good any damage caused to the Premises or the Building by the installation and removal of any such alteration, decoration, addition, fixture or improvement and any such removal is to be done at the Tenant's sole cost and expense.

(c) Any goods, chattels, fixtures, trade fixtures, inventory, equipment and other property of the Tenant not removed from the Premises on the expiration of the Term shall be deemed to have been abandoned by the Tenant and the Landlord may remove and dispose of them (by private or public sale and on such terms as the Landlord in its sole and absolute discretion may choose to accept, which teens need not be commercially reasonable), destroy them, retain them, convey them to a new tenant or otherwise deal with them in such manner as the Landlord determines in its sole and absolute discretion, all without any obligation, compensation or duty to account to the Tenant. The Landlord may also remove such items from the Premises and store them at the Tenant's risk and expense. In all cases, the Tenant shall repair and restore and save the Landlord harmless from all damage to the Premises caused by the removal of such items from the Premises.

15.02    TENANT'S SIGNS

         The Tenant shall not paint, affix or display any sign, fixture, advertisement, notice, lettering or decoration on any part of the Lands or the Building which is exterior to the Premises or in any part of the Premises which is visible from the exterior of the Premises, without the prior written consent of the Landlord. Any signs approved by the Landlord shall be installed in a manner and at a location approved by the Land1ord and shall be in a design, size, location and in all other respects satisfactory to the Landlord and all applicable Authorities. The Landlord may institute a sign policy for tenants of the Building from time to time and same shall be incorporated as an integral part of this Lease. The Tenant shall have the right to erect a sign on the outside of the Building and/or the lawn area of the Common Areas, at its own expense, subject to the foregoing provisions of this section 15.02.

15.03    LANDLORD'S SIGNS

         The Landlord may at any time during the:

         (a) last 6 months of the Term, place upon the exterior of the Premises a sign stating that the Premises are "For Lease";

         (b) Term, place upon the exterior of the Premises a sign stating the Premises are "For Sale".

Such signs shall be of reasonable dimensions and shall be reasonably placed so as not to interfere with the Tenant's business, and the Tenant shall not remove such notice, or permit same to be removed.

           ARTICLE 16.00 - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

16.01    STATUS STATEMENT

         Within 10 days of demand being made by the Landlord from time to time, the Tenant shall execute and deliver to the Landlord or its Mortgagee a statement in writing, in the form supplied by the Landlord, certifying that the Lease is unmodified and in full force and effect (or if modified, stating the modification and that the Lease is in full force and effect as modified), the Commencement Date, the amount of Rent then being paid hereunder, the dates to which Rent has been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant is aware and any other particulars that the Landlord or its Mortgagee may request.

16.02    ATTORNMENT

         The Tenant shall, if proceedings are brought for the foreclosure of, or if there is exercise of the power of sale under any Mortgage made by or at the direction of the Landlord, the Building and/or the Lands, attorn to the Mortgagee or the purchaser upon any such foreclosure or sale and recognize such Mortgagee or the purchaser as the Landlord under this Lease, provided that the Mortgagee agrees to observe and perform the Landlord's Covenants. The Tenant shall execute promptly such instruments or certificates to carry out the intent of this section 14.02 as shall be requested by the Landlord, or such Mortgagee or purchaser.

16.03    LEASE SUBORDINATION

         This Lease and all the rights of the Tenant hereunder are subject and subordinate to all Mortgages which may now or hereafter affect the Building or any part or parts thereof, and to all advances made or hereafter to be made upon the security thereof and all renewals, modifications and extensions thereof. The Tenant agrees to execute promptly whenever requested by the Landlord or the Mortgagee an instrument or instruments confirming such subordination. In no event, however, shall the Tenant be required to subordinate this Lease unless the Mortgagee first provides the Tenant with a non-disturbance agreement of the type described in section 14.04.

16.04    NON-DISTURBANCE AGREEMENT

         On written demand being made by the Tenant, the Landlord will use its reasonable best efforts to obtain a non-disturbance agreement from each of its Mortgagees wherein the Mortgagee agrees that if it enforces its security, the Tenant will be entitled to remain in possession of the Premises in accordance with the terms of this Lease provided that no Event of Default occurs.

16.05    POWER OF ATTORNEY

Intentionally Deleted.

16.06    FINANCIAL INFORMATION

         The Tenant shall, upon request, provide the Landlord with information similar to the information previously provided to the Landlord by the Tenant prior to the execution of this Lease, as to the Tenant's or the Indemnifier's financial standing and corporate organization as the Landlord or the Mortgagee may require from time to time, which information shall be certified to be true and correct by a senior officer of the Tenant, or the owner where the Tenant is a sole proprietorship, or by a knowledgeable partner where the Tenant is a partnership. Prior to the Tenant's execution of this Lease, the Tenant shall provide the Landlord with a certificate (certified to be true and correct by a senior of officer of the Tenant or by a knowledgeable partner where the Tenant is a partnership) which shall:

         (a) in the case where the Tenant is a corporation, name every direct and indirect shareholder of the Tenant; or

         (b) in the case where the Tenant is a partnership, name every direct and indirect partner of the Tenant.

                           ARTICLE l7.00 - OVERHOLDING

17.01    OVERHOLDING

         Upon the expiration of this Lease by the passage of time and the Tenant remaining in possession of the Premises:

         (a)      there shall be no implied renewal or extension of this Lease;

         (b) if the Landlord consents in writing to the Tenant remaining in possession, the Tenant shall be deemed, notwithstanding any statutory provision or legal assumption to the contrary, to be occupying the Premises as a monthly tenant;

         (c) if the Landlord does not consent in writing to the Tenant remaining in possession, the Tenant shall be deemed, notwithstanding any statutory provision or legal assumption to the contrary, to be occupying the Premises as a tenant at the will of the Landlord, which tenancy may be terminated at any time by the Landlord without the necessity of any notice to the Tenant; and

         (d) the Tenant shall occupy the Premises on the same terms and conditions as are contained in this Lease (including, without limitation, the obligation to pay Additional Rent), save and except that:

                  (i) the Term and the nature of the tenancy shall be as set out in section 17.01(b) or (c), as the case may be;

                  (ii) the Minimum Rent payable by the Tenant shall be paid monthly at a rate equal to twice the amount of monthly Minimum Rent which it was responsible for paying during the last 12 months of the Term; and

                  (iii) the Tenant shall not be entitled to take the benefit of any rights of renewal, rights of first refusal, options to purchase, rights granting the Tenant exclusive rights to carry on certain business activities in the Building, or any other rights personal to the Tenant and which may be contained in this Lease.

The Tenant shall be estopped and forever barred from claiming any right to occupy the Premises on terms other than as set out in ~is section and the Landlord may plead this section in any court proceedings. The Tenant shall indemnify and save harmless the Landlord from all Claims incurred by the Landlord as a result of the Tenant remaining in possession of all or any part of the Premises following the expiry of the Term. Nothing in this section shall be interpreted as permitting or giving the Tenant an option to stay in possession of the Premises following the expiry of the Term and the Tenant shall surrender the Premises to the Landlord on the expiry of the Term.

              ARTICLE 18.00 - DAMAGE, DESTRUCTION AND EXPROPRIATION

18.01    DESTRUCTION

         Provided, and it is hereby expressly agreed, that, notwithstanding the other provisions of this Lease, if whenever during the Term the Building is damaged or destroyed by fire, lightning or tempest or by other casualty (the date of such damage or destruction being called the "Damage Date"), then and in every such event:

         (a) if the damage or destruction renders 30% percent or more of the Rentable Area of the Premises wholly unfit for occupancy or it is impossible or unsafe to use and occupy it, or if in the opinion of the Landlord's Expert the Building is damaged or destroyed to such) a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether or not the Premises are damaged or destroyed and whether the Premises are to be reconstructed in whole or in part or not, the Landlord or the Tenant may at its option terminate this Lease by giving to the other notice in writing of such termination within 60 days of the Damage Date, in which event this Lease and the Term hereby demised shall cease and be at an end as of the Damage Date and the Rent shall be apportioned and paid in full to the Damage Date;

         (b) if the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event, the damage, in the opinion of the Landlord's Expert cannot be repaired with reasonable diligence within 180 days from the Damage Date, then the Landlord or the Tenant may terminate this Lease by giving to the other notice in writing of such termination within 60 days of the Damage Date, in which event this Lease and the Term hereby demised shall cease and be at an end as at the Damage Date and the Rent shall be apportioned and paid in full to the Damage Date. If neither the Landlord nor the Tenant terminates this Lease, the Landlord will do the Landlord's Reconstruction and the Rent will abate from the Damage Date until the Landlord has completed the Landlord's Reconstruction. The term "Landlord's Reconstruction" in this
                  Article 18.00 means the reconstruction or repair of the floor, walls and roof of the Premises to the extent which the Landlord's Expert determines is necessary to enable the Tenant to commence its leasehold improvements and perform the repairs and replacements described in Article 9.00;

         (c) if the damage or destruction is such that the Premises are wholly unfit for occupancy or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Landlord's Expert can be repaired with reasonable diligence within 180 days from the Damage Date, the Landlord will do the Landlord's Reconstruction and the Rent will abate from the Damage Date until the Landlord has completed the Landlord's Reconstruction;

         (d) if the damage or destruction occurs during the last 2 years of the Term and the Tenant has not exercised its right to extend the Term, and the Landlord's Expert determines that the Premises cannot be repaired with reasonable diligence within 75 days from the Damage Date, then the Tenant may elect to terminate this Lease by giving written notice of such election to the Landlord within 5 days following the date the Tenant receives the Landlord's Expert's determination, in which case this Lease and the Term hereby demised shall cease and be at an end as at the Damage Date and the Rent shall be apportioned and paid in full to the Damage Date;

         (e) if in the opinion of the Landlord's Expert the damage or destruction to the Building can be made good, as aforesaid, within 180 days from the Damage Date and the damage or destruction is such that a portion of the Premises is capable of being partially used for the purposes for which it is hereby demised, then the Landlord will do the Landlord's Reconstruction and the Rent will abate proportionately to the part of the Premises rendered unrentable from the Damage Date until the Landlord has completed the Landlord's Reconstruction;

         (f) if the Landlord elects to repair, reconstruct or rebuild the Building in accordance with the provisions of this Article 18.00, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Building. However, the rebuilt Premises shall be functionally the same as the original Premises; and

         (g) the decision of the Landlord's Expert as to the time in which the Building and/or the Premises can or cannot be repaired, the state of tenantability of the Premises and/or the Building and as to the date on which the Landlord's Reconstruction is completed, shall be final and binding on the parties. The Landlord shall use reasonable efforts to cause its Expert to advise the Landlord and the Tenant of the length of time it will take to repair the damage to the Building and/or the Premises as soon as possible following the Damage Date, and, in any event, within 30 days following the Damage Date.

18.02    EXPROPRIATION OF PREMISES

         If during the Term all or any part of the Premises are taken or expropriated by any lawful expropriating Authority, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the expropriating Authority takes possession of the Premises.

18.03    PARTIAL EXPROPRIATION OF BUILDING

         If during the Term, part of the Building is taken or purchased as set out in section 18.02, and in the reasonable opinion of the Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, the Landlord shall have the right to terminate this Lease by giving the Tenant at least 60 days' written notice of such termination within 60 days of such taking or purchase. If the Landlord exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice.

18.04    SURRENDER

         On any such date of termination under sections 18.02 or 18.03, the Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. The Landlord may re-enter and take possession of the Premises and remove the Tenant therefrom, and the Rent shall abate from and after the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from the Landlord stating the Rent then owing, the Tenant shall forthwith pay the Landlord such Rent.

18.05    AWARDS

         Upon any such taking or purchase, the Landlord and the Tenant shall each be entitled to pursue and recover such compensation as may be available to them under the relevant Laws.

                   ARTICLE 19.00 - IMPOSSIBILITY OF PERFORMANCE

19.01    IMPOSSIBILITY

         Whenever and to the extent that either party is unable to perform or is delayed or restricted in performing any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of:

         (a) being unable to obtain the material, goods, equipment, service, utiliy or labour required to enable it to perform such obligation;

         (b)      any Laws;

         (c) the order or direction of any administrator, controller or board, or any governmental department or officer or other Authority;

         (d)      not being able to obtain any required permission or authority;

         (e)      strikes, lock-outs, war, acts of God; or

         (f) any other cause beyond its control, whether of the foregoing character or not,

such party shall, so long as such impediment exists, be relieved from performing such obligation and the other party shall not be entitled to any compensation for any inconvenience, loss, damage, nuisance or discomfort thereby occasioned. However, the financial inability of a party shall not entitle such party to the benefit of this section and the provisions of this section do not operate to excuse the Tenant from its obligation to pay Rent (which obligation only arises upon the Commencement Date, which may be extended in accordance with section 3.01(b)).

                             ARTICLE 20.00 - DEFAULT

20.00    DEFAULT

(a) If and whenever an Event of Default occurs, then the Landlord has to the extent permitted by law, the immediate right of re-entry upon the Premises and it may expel all Persons and remove all property from the

Premises and such property may be removed and sold or disposed of by the Landlord in such manner as the Landlord in its sole and absolute discretion deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, unless caused by the negligence of the Landlord or the Landlord's Employees. In the event the Landlord sells such property in accordance with the foregoing, the Landlord shall be entitled to retain all proceeds received from such sale for its own account, provided that the Landlord will apply such proceeds against the damages suffered by the Landlord as a result of such re-entry and shall remit the excess, if any, to the Tenant. Notwithstanding the foregoing, the Landlord shall not sell such property for 10 Business Days following the date of its re-entry and the Tenant shall be entitled to remove such property from the Premises during such 5 day period under the Landlord's supervision. In addition to any and all other rights of the Landlord, and at the option of the Landlord, the full amount of the current month's Rent together with the next 3 month's Rent will immediately become due and payable as accelerated Rent upon the occurrence of an Event of Default.

(b) If the Landlord elects to re-enter the Premises or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make any reasonable alterations and repairs which the Landlord, in its sole and absolute discretion, deems necessary in order to re-let the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole and absolute discretion considers advisable. Upon each such re-letting all rent received by the Landlord will be applied, first to the payment of any indebtedness other than Rent due hereunder; second, to the payment of any costs and expenses of re-letting, including brokerage fees and solicitors' fees and the costs of all alterations and repairs to the Premises which the Landlord, in its sole and absolute discretion, deems necessary in order to re-let the Premises; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as same becomes due and payable hereunder. If the rent received from such re-letting during any month is less than that payable by the Tenant under the terms of this Lease, the Tenant will pay any such deficiency in advance on the first day of each month. In the event that the Landlord has other premises available in the Building for lease, the Landlord shall be under no obligation whatsoever to first re-let, or attempt to re-let, the Premises ahead of such other available premises and the Landlord shall be entitled to lease all such other available premises prior to re-letting the Premises, and in so leasing such other available premises the Landlord will not be in breach of any obligation on its part, if any, to mitigate its losses upon re-entering or taking possession of the Premises. The Landlord shall in no way be responsible or liable for any failure to re-let the Premises or any part thereof, or for any failure to collect any Rent due upon any such re-letting. No re-entry or taking possession of the Premises by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any re-letting without termination the Landlord may at any time thereafter elect to terminate this Lease for the previous breach.

(c) If the Landlord terminates this Lease, in addition to any other remedies it may have, the Landlord may recover from the Tenant all damages it incurs by reason of the Tenant's breach, including, without limitation, the cost of recovering the Premises, reasonable brokerage fees and solicitors' fees, the cost of all tenant inducements, alterations and repairs to the Premises which the Landlord, in its sole and absolute discretion, deems necessary in order to re-let the Premises and the worth at the time of such termination of the excess, if any, of the amount of Rent required to be paid pursuant to this Lease for the remainder of the Term (had this Lease not been terminated) over the then rental value of the Premises, as determined by the Landlord, for the remainder of the Term (had this Lease not been terminated), all of which amounts shall be immediately due and payable by the Tenant to the Landlord. Upon any termination of this Lease, the Landlord shall be entitled to retain all of the monetary deposits provided by the Tenant as liquidated damages on account of the minimum amount of damages which the parties agree the Landlord will suffer as a result of such termination, all without the necessity for any legal proceedings. In no circumstances whatsoever shall the Landlord be required to return the said deposits or any part thereof to the Tenant.

20.02    LEGAL EXPENSES

         If the assistance of legal counsel shall be required to recover possession of the Premises, re-let the Premises, recover Rent, or because of the breach of any of the other Tenant's Covenants, or to advise the Landlord on any of the foregoing matters, the Tenant shall pay to the Landlord all expenses incurred therefor, including reasonable solicitor fees on a solicitor and his client basis. If the Landlord institutes any action against the Tenant and a court rules that the action of the Landlord is unfounded or if the Tenant is successful in a court action against the Landlord for breach of the Landlord's Covenants, the Landlord shall pay to the Tenant all expenses incurred by the Tenant therefor including reasonable solicitor fees on a solicitor and his own client basis and all related court costs and other reasonable expenses incurred by the Tenant.

20.03    RIGHTS CUMULATIVE

         The rights and remedies given to the Landlord and the Tenant in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by the Landlord or the Tenant shall be deemed to be in exclusion of any other rights or remedies provided in this Lease or by law or in equity.

20.04    ACCEPTANCE OF RENT - NON-WAIVER

         No receipt of monies by the Landlord from the Tenant after the cancellation of this Lease in any lawful manner shall reinstate, continue or extend the Term, or affect any notice previously given to the Tenant or operate as a waiver of the right of the Landlord to enforce the payment of Rent then due or thereafter falling due, or operate as a waiver of the right of the Landlord to recover possession of the Premises by proper suit, action, proceedings or other remedy. After the service of any notice to cancel this Lease and the expiration of any time therein specified or after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, the Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, suit, action, proceeding, order or judgment. Any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of the Landlord on account of the Tenant's liability hereunder.

20.05    NO WAIVER

         No condoning or waiver by either the Landlord or Tenant of any default or breach by the other at any time or times in respect of any of the Landlord's Covenants or the Tenant's Covenants, respectively, to be performed or observed by the other shall be deemed or construed to operate as a waiver of the Landlord's or Tenant's rights under this Lease, as the case may be, in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights or remedies of the Landlord or Tenant under this Lease, as the case may be, in respect of any such continuing or subsequent default or breach. Unless expressly waived in writing, the failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the Landlord's Covenants or the Tenant's Covenants, respectively, to be performed or observed by the other shall not be deemed or construed to operate as a waiver for the future strict performance or observance of such Landlord's Covenants or Tenant's Covenants, as the case may be. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any of the Tenant's Covenants regardless of the Landlord's knowledge of such preceding breach at the time of its acceptance of such Rent.

20.06    ACCORD AND SATISFACTION

         No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other ~an on account of the earlier stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's rights to recover the balance of such Rent or pursue any other remedy provided in this Lease.

20.07    DISTRESS

(a) The Tenant hereby waives and renounces the benefit of any present or future laws, statutory or otherwise, limiting the goods upon which the Landlord may exercise its right of distress and the Tenant hereby agrees with the Landlord that, notwithstanding any such laws, all goods, chattels and inventory (collectively, the "Goods
) from time to time on the Premises shall be subject to distress for Rent and the fulfillment of all of the Tenant's obligations under this Lease in the same manner as if such laws had not been made. Upon the Landlord effecting a distress, this provision may be pleaded as an estoppel against any Claims which the Tenant, or any Person claiming through the Tenant, may bring against the Landlord in respect of any distress levied by the Landlord.

(b) In addition to any other rights of the Landlord to distrain, the Landlord shall have the right to distrain on all of the Goods on the Premises, including, without limitation, all heavy or connected machinery and equipment. The Landlord may without notice to the Tenant exercise any right of distress on the Premises and for such purpose the Tenant agrees that the Landlord may enter the Premises by any means which the Landlord in its sole and absolute discretion deems necessary in order to obtain possession, including, without limiting the generality of the foregoing, by using any keys in the Landlord's possession to unlock any locks preventing access to the Premises or by the use of such force as the Landlord in its sole and absolute discretion deems necessary, including, without limitation, the breaking of any lock, door or window or other point of entry into the Premises. The Landlord shall have the right to lock the Premises, change any locks on the Premises and by any means exclude the Tenant from all or any parts of the Premises and the Landlord shall not thereby be terminating this

Lease in the absence of an express written notice terminating this Lease. The Tenant hereby consents to being excluded by the Landlord from all or any parts of the Premises for the purpose of the Landlord exercising its right of distress and acknowledges and agrees that such exclusion shall not constitute a termination of this Lease in the absence of an express written notice from the Landlord terminating this Lease. The Landlord may exercise any right of distress at any time during the day or night and on any day of the week whether or not the Premises are occupied by any Person at the time.

(c) The Tenant agrees that a distress of all of the Goods may be effected by written notice posted in or on the Premises, whether or not the Landlord locks or otherwise secures such Goods from the Tenant on the Premises or elsewhere. If the Landlord effects a distress by written notice or by any other means, the Tenant agrees not to use, remove or permit to be used or removed any distrained Goods and not to interfere with the Landlord's exercise of its right of distress.

(d) The Tenant agrees that the Landlord's exercise of any right of distress as permitted hereby or at law shall not:

         (i) constitute a trespass or breach of any express or implied term of this Lease or render the Landlord subject to any legal proceeding; or

         (ii)     intentionally deleted.

(e) In exercising any right of distress, the Landlord may distrain against all or any Goods, irrespective of whether, or of the degree to which, the distress may be excessive and the Tenant waives any and all rights and remedies in respect thereof. In exercising any right of distress, tbe Landlord may hold all distrained Goods without limit in time and the Tenant waives any and all rights and remedies in respect thereof.

(f) In addition to others entitled to do so, the Landlord and its agents and employees shall have the right without notice to the Tenant to purchase any Goods on the Premises distrained by the Landlord, provided that the price paid is at least equal to the lowest of the 2 valuations which the Landlord is required to obtain in connection with its distress proceedings.

(g)      Intentionally Deleted.

(h) In the event there remains arrears of Rent following the completion of a distress, the Landlord shall be entitled to levy a further distress on the remaining Goods on the Premises.

(i) The Tenant shall indenmify and hold harmless the Landlord from and against any and all Claims arising out of the exercise by the Landlord of any of its rights under this section.

(j) The rights given to the Landlord pursuant to this section are in addition to, and not in replacement of, its common law right to distrain upon the Goods and this section shall in no way derogate from or in any way impair the Landlord's common law right to distrain upon the Goods.

20.08    SECURITY INTEREST

(a) The Tenant hereby grants to the Landlord a security interest (in this section called the "Security Interest") in all of the Tenant's personal property of every kind, including, without limitation, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, accounts, instruments, money, documents of title, supplies, securities, accounts receivable, book debts and intangibles (in this section collectively called the "Collateral") which are or may at any time hereafter be on the Premises from time to time, to secure the payment of all Rent and the fulfilment of all other obligations of the Tenant under this Lease. The parties agree that the Security Interest shall attach to the Collateral immediately upon the Tenant acquiring any rights in the Collateral from time to time. Except for the Security Interest and security interests granted by the Tenant to its lenders, or the lenders of a Permitted Transferee, in connection with the Tenant's business operations on the Premises, the Tenant will keep the Collateral free and clear of all other security interests and encumbrances. The Tenant acknowledges and agrees that this section is intended to constitute a security agreement as defined in the PERSONAL PROPERTY SECURITY ACT (Ontario). This security agreement is separate from and shall survive the termination, expiry or disclaimer of this Lease.

(b) Upon the occunence of an Event of Default, the Landlord, by itself or by a receiver or any replacement thereof appointed in writing by the Landlord, may take possession of the Collateral and will have all the rights of a secured party under the PERSONAL PROPERTY SECURITY ACT (Ontario). The Landlord shall be entitled to recover the reasonable expenses of retaking, holding, repairing, processing, repairing for disposition and disposing of the Collateral and all other reasanable expenses, including, without limitation, legal costs, incurred by the Landlord.

The Landlord may exercise any rights provided by this section on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude the Tenant from all or any part of the Premises and the Landlord shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease.

(c) This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of the Tenant not being indebted to the Landlord at any time or from time to time and no payments shall reduce the amount secured by this Security Interest except to the extent expressly approved by the Landlord in writing.

(d) This Security Interest and the rights of the Landlord under this section are additional security to the Landlord to secure the Tenant's obligations under this Lease and are given in addition to and may be exercised by the Landlord without prejudice to any other rights of the Landlord under this Lease or at law, including, without limitation, the Landlord's right of distress.

(e) The Tenant shall not grant any security interests in the Collateral to any Person other than:


         (i)      the Landlord;

         (ii) an institutional lender providing financing to the Tenant in respect of the Tenant's business operations in the Premises; and

         (iii) vendors of equipment sold to the Tenant, provided that any such security interest is only given in respect of the equipment purchased by the Tenant from such vendor,

and the Security Interest shall be deemed to be automatically postponed in favour of the Persons described in sections 20.08(e)(ii) and (iii) and, if requested by the Tenant in writing, the Landlord shall sign such reasonable documentation as may be required in order to evidence and confirm such subordination.

20.09    RESTRICTION ON RIGHT

         The Tenant shall not be entitled to exercise its right to terminate this Lease in accordance with the provisions of the BANKRUPTCY AND INSOLVENCY ACT (Canada) unless it first obtains the Landlord's written consent, which consent may be unreasonably and arbitrarily withheld.

20.10    RIGHT TO PERFORM

         If the Tenant fails to comply with any of the Tenant's Covenants (the "Unperformed Covenants") and such failure continues after the Landlord has given the Tenant prior written notice of such failure aud the cure period set out in such notice has expired, then the Landlord may, at its option, and without waiving or releasing the Tenant from the strict performance of the Tenant's Covenants, perform such of the Unperformed Covenants as the Landlord considers desirable in such manner and to such extent as the Landlord considers desirable and in doing so may pay any necessary and incidental costs and expenses. All amounts paid by the Landlord in exercising its rights in this section, plus an administrative fee equal to 15% of the amounts so paid by the Landlord, together with interest thereon at the rate provided for in section 4.06 calculated from the date of the making of the payment by the Landlord, shall be deemed Additional Rent and shall be paid by the Tenant within 5 days of demand being made on the Tenant for the payment of same.

                      ARTICLE 21.00 - ENVIRONMENTAL MATTERS

21.01    ENVIRONMENTAL LAWS AND POLICIES

         Without limiting the provisions of section 10.03, the Tenant shall, at its sole cost, comply with:

         (a) all Laws relating to environmental matters and the use, treatment, handling, clean up and disposal of Hazardous Substances (collectively, "Environmental Laws"); and

         (b) all environmental policies which may be established by the Landlord from time to time in respect of the use, treatment, handling, clean up and disposal of Hazardous Substances.

21.02    USE OF HAZARDOUS SUBSTANCES

(a) The Tenant shall not bring or allow to be present in the Premises any Hazardous Substances, other than those Hazardous Substances, if any, which:

         (i) the Tenant requires for the proper operation of its business operations in the Premises; and

         (ii) the Landlord permits in writing to be on the Premises and used by the Tenant, which permission may be arbitrarily and unreasonably withheld.

(b) The Tenant shall provide the Landlord with a written statement describing:

         (i) all of the Hazardous Substances used by the Tenant in its business and which the Tenant requires to be located on the Premises;

         (ii) the procedures used by the Tenant to contain and handle such Hazardous Substances; and

         (iii) the procedures used by the Tenant to contain and deal with spills of Hazardous Substances.

Such statement shall be provided to the Landlord prior to the Commencement Date and within 20 days following the date that the Landlord requests such a report from time to time during the Term.

(c) The Tenant shall properly containiand handle all Hazardous Substances within the Premises and dispose of same in accordance with all applicable Environmental Laws.

(d) In no event shall the Premises be used for the sale, transport, transfer, production, storage, manufacture, processing, packaging of or other dealing with any Hazardous Substance except if, and so long as, approved by the Landlord in writing (which approval may be withdrawn at time regardless of any other provision of this Lease to the contrary).

(e) The Tenant shall inspect all goods delivered to the Premises and will ensure that no Hazardous Substance is brought into the Premises or any other part of the Building or the Lands by or for the Tenant, the Tenant's Employees or any Transferee except in accordance with the preceding provisions of this section 21.02. The Tenant shall, at its sole cost, cause any goods, the nature of which is not known to the Tenant with certainty, to be tested by a qualified Person to determine whether they are or contain any Hazardous Substance before accepting same into the Premises or on the Lands.

21.03    NO ADVERSE IMPACT

         The Tenant shall not use any Hazardous Substances in a manner which may cause or contribute to an adverse environmental effect upon the Premises, the Lands, any other lands or to the environment.

21.04    TENANT'S RESPONSIBILITY

(a) The Tenant shall be solely responsible and liable for any clean-up and remediation required by the Landlord or any Authority having jurisdiction of any Hazardous Substances which the Tenant, the Tenant's Employees or any Transferee caused or allowed to be released onto or into the air, the Premises, other lands and/or the groundwater or surface waters under or on the Lands or any other lands. Upon the occurrence of any such release, the Tenant shall immediately give written notice to the Landlord and take all steps necessary to remedy the situation giving rise to such release.

(b)      If any such clean-up or remediation is required in accordance with section 21.04(a), the Tenant shall, at its sole cost, prepare all necessary studies, plans and proposals and submit them to the Landlord for approval, provide all bonds and other security required by any lawful Authorities and carry out the work required. In carrying out such work, the Tenant shall keep the Landlord fully informed of the progress of the work. The Landlord may, in its sole discretion, elect to carry out all such work, or any part of it, and, if the Landlord does so, the Tenant shall pay for all costs in connection therewith, together with an administrative fee equal to 15% of such costs, within 15 days of written demand being made by the Landlord.

(c) All Hazardous Substances brought or allowed onto the Lands during the Term by the Tenant, the Tenant's Employees or a Transferee shall, despite any other provision of this Lease to the contrary and any expiry, termination or disclaimer of this Lease, be and remain the property and sole responsibility of the Tenant regardless of the degree or manner of affixation of such Hazardous Substances to the Premises.

(d) If the Tenant is required by any applicable Environmental Laws to maintain environmental and operating documents and records, including, without limitation, permits and licenses (collectively, "Environmental Records"), the Tenant shall maintain all requisite Environmental Records in accordance with all applicable

Environmental Laws. The Landlord may inspect all Environmental Records at any time during Term on 24 hours' prior written notice, but no prior notice shall be required in the case of an emergency, real or apprehended.

(e)      The Tenant shall promptly notify the Landlord in writing of:

         (i) any notice by any Authority alleging a possible violation of or with respect to any Environmental Laws in connection with operations or activities in the Premises;

         (ii) any charges laid by any Authority alleging a violation by the Tenant, the Tenant's Employees or a Transferee of any Environmental Laws;

         (iii) any orders made against the Tenant pursuant to any Environmental Laws; and

         (iv) any notices received by the Tenant from any Person concerning any release or alleged release of any Hazardous Substances from the Premises.

(f) The Tenant shall provide to the Landlord a copy of any environmental site assessment of the Premises conducted by or for the Tenant at any time during the Term within l0 days of the Tenant receiving same.

21.05    LANDLORD'S AUDIT RIGHT

(a) The Landlord may, at any time during or after the Term, and upon not less than l0 days' notice during the Term:

         (i) require the Tenant to cause an environmental audit of the Premises to be carried out; and

         (ii) enter the Premises for the purpose of causing an environmental audit of the Premises to be carried out.

The scope and breadth of stuch environmental audit shall be determined by the Landlord in its sole discretion. The resulting environmental,audit report shall be addressed to both the Landlord and the Tenant and copies given to both.

(b) The Landlord shall be solely responsible for the cost of any such audit except:

         (i) if any such audit reveals a breach by the Tenant of the Tenant's Covenants contained in this Lease; and

         (ii) in the case of any such audit done in the last year of the Term,

in which case the Tenant shall be responsible for the cost of such audit. However, in the case of an audit done in the last year of the Term, the Tenant shall only be required to pay for the cost of a Phase I Audit, unless the results of such audit indicate that further inspections are required, in which case the Tenant shall also be responsible for the cost of such further inspections.

(c) If any audit reveals any breach by the Tenant of the Tenant's Covenants contained in this Lease, the Tenant shall:

         (i) immediately take such steps as are necessary so as to rectify such breach; and

         (ii) if required by the Landlord, in its sole discretion, obtain and post a bond in the name of the Landlord as security for the Tenant's obligations in section 2l.O5(i). The bond shall be in such amount as the Landlord determines. If the Tenant fails to comply with its obligations in section 21.05(i), the Landlord may, in its sole discretion, exercise its rights in section 17.lO and perform such work and draw upon the bond to pay for the costs of such work.

(d)      Intentionally Deleted.

21.06    REMOVAL OF HAZARDOUS SUBSTANCES

         Upon the expiry of the Term, or at such other times as may be required by any lawfu1 Authority, the Tenant shall remove all Hazardous Substances from the Premises which were placed, brought or allowed onto the Premises during the Term by the Tenant, the Tenant's Employees or any Transferee and carry out all remediation work necessitated as a result of such removal, all at the Tenant's sole cost and expense. If the removal of any such Hazardous Substances from the Premises is prohibited by any Environmental Laws, the Tenant shall take whatever action is required to ensure compliance with any Environmental Laws.

21.07    LANDLORD'S RESPONSIBILITY

         The Landlord shall be solely responsible, at its expense, for the cost or clean up or any other remedial measures for any Hazardous Substances located on the Premises prior to the Commencement Date ("Existing Hazardous
Substances") or caused by any Person, other than the Tenant. The Landlord shall indemnify and save harmless the Tenant from and against all such costs and fines arising in connection with the Existing Hazardous Substances. The Landlord warrants to the Tenant that, to the best of the Landlord's knowledge and belief, it is not currently aware of any Hazardous Substances located on the Premises.

                             ARTICLE 22.00- GENERAL

22.01    QUIET ENJOYMENT

         Until such time as an Event of Default occurs, the Tenant shall and may peaceably possess and enjoy the Premises for the Term without any hindrance, interruption or disturbance from the Landlord or any other Person lawfully claiming by, from or under it. If the Landlord is in breach of its obligations under this section and the Tenant fails to pay Rent as a result, the Landlord shall not be relieved of its obligations in this section.

22.02    NOTICE

         Any notice or other communication required or permitted to be given by this Lease shall be in writing and shall be effectively given if:

         (a)      delivered personally;

         (b)      sent by prepaid courier service;

         (c)      sent by registered mail; or

         (d)      intentionally deleted;

in the case of notice to:

         (i)      the Landlord at:

                  3300 Highway #7
                  Suite 707
                  Concord, Ontario, L4K 4M3

                  Attention: President

                  Fax No. 905-761-6588

         (ii)     the Tenant at:

                  the Premises

                  Attention: Don Planche

                  together with a copy to:

                  Catalina Industries
                  18191 Northwest 68th Avenue
                  Miami, Florida, 33015
                  Attention: Janet Ailstock

or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the date it is received or the date upon which notice to collect registered msil at the post office is delivered. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by fax, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section. If two or more Persons are named as Tenant, such notice or other communication given hereunder shall be sufficiently given if sent in the foregoing manner to any one of such Persons.

22.03    LEASE ENTIRE AGREEMENT

         This Lease constitutes the entire agreement between the parties pertaining to the subject matter of this Lease and supersedes all prior agreements, offers to lease, understandings, negotiations and discussions, whether oral or written, of the parties. This Lease may not be modified or amended except pursuant to an agreement in writing executed by the Landlord and the Tenant. There are no representations, warranties, covenants, inducements, conditions or other agreements, whether oral or written, express or implied, forming part of or in any way affecting or relating to this Lease, the Building, the Premises, the business which may be carried on in the Premises or the sales which may be expected from such business, except as expressly set out in this Lease. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord has not made any representations or warranties to the Tenant regarding whether the Tenant's intended use of the Premises is permitted by the applicable zoning, the Tenant having independently satisfied itself with respect to this matter prior to signing this Lease. All representations, warranties, covenants, inducements, conditions and other agreements made by either party or their representatives which are relied upon by the other party are contained in this Lease and each party disclaims reliance on any other representations, warranties, covenants, inducements, conditions or agreements.

22.04    REGISTRATION

         The Tenant shall not register this Lease or permit anyone acting on the Tenant's behalf to register it. The Tenant may, however, register any registrable document which shall only disclose the Premises, the Term, the Commencement Date, the renewal rights, if any, and the parties to this Lease, but such document shall not exhibit the Lease or any part of it and the said document shall be subject to the approval of the Landlord's solicitors, at the Tenant's expense. Such approval shall be obtained prior to the document being registered, and shall be prepared by the Tenant and registered at the sole cost and expense of the Tenant. Any registrable document requested or registered by the Tenant shall contain an irrevocable power of attorney by the Tenant in favour of the Landlord, which power of attorney is also hereby irrevocably granted by the Tenant to the Landlord under the Powers of Attorney Act (Ontario) and which power of attorney shall survive and may be exercised during any subsequent legal incapacity of the Tenant, authorizing the Landlord to execute on behalf of and in the name of the Tenant such notices, agreements and documents as shall be required or desired by the Landlord to expunge or discharge from the Registrar of Title of the Lands any interest of the Tenant therein after the expiry or earlier termination of this Lease. The said power of attorney shall survive the expiry or earlier termination of this Lease.

22.05    APPLICABLE LAW

         This Lease shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

22.06    INTERPRETATION

         In this Lease, "herein", "hereof", "hereunder", "hereafter" and similar expressions refer to this Lease and not to any particular section, paragraph or other portion thereof, unless there is something in the subject matter or context inconsistent therewith. The parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. In this Lease the term "however caused" shall include, without limitation, the negligence of the Landlord and the Landlord's Employees.

22.07    HEADINGS AND CAPTIONS

         The Table of Contents, Article numbers, Article headings, section numbers, section headings appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

22.08    GENDER AND NUMBER

         The grammatical changes required to make the provisions of this Lease apply in the plural sense, and to make the said provisions apply to corporations, firms, partnerships or individuals, male or female, will be assumed as though in each case fillly expressed. If the Tenant consists of more than one Person, the covenants of the Tenant shall be deemed to be joint and several and covenants of each such Person. If the Tenant is a partnership (the "Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person that becomes a member of any successor Tenant Partnership, shall be and continue to be liable jointly and severally for the performance of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

22.09    PARTIAL INVALIDITY

         If for any reason whatsoever any term, covenant or condition of this Lease, or the application thereof to any Person, firm or corporation or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

         (a) is deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof; and

         (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.

22.10    COMPLIANCE WITH THE PLANNING ACT

         It is an express condition of this Lease that the provisions of section 50 of the PLANNING ACT (Ontario), as amended or replaced from time to time, be complied with if applicable in law. Until any necessary consent to this Lease is obtained, the Term (including any extensions or renewals thereof) and the Tenant's rights and entitlement granted by this Lease shall be deemed not to exceed a period of 21 years less a day from the Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of this Lease by both the Landlord and the Tenant, and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. The Tenant shall at all times keep the Landlord informed of its progress in obtaining such consent and the Landlord shall cooperate with the Tenant in regard to such application, but at the sole expense of the Tenant. Notwithstanding the foregoing, the Landlord reserves the right at any time, at the Tenant's expense, to apply for such consent in lieu of the Tenant and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

22.11    IDEMNIFICATION

         An Indemnification Agreement is attached to this Lease as Schedule "F" and constitutes an integral part of this Lease.

22.12    SURVIVAL OF OBLIGATIONS

         If the Tenant is in default of any of its obligations under this Lease at the time this Lease expires or is terminated:

         (a) the Tenant shall remain fully liable for the performance of such obligations; and

         (b) all of the Landlord's rights and remedies in respect of such failure shall remain in full force and effect,

all of which shall be deemed to have survived such expiration or termination of this Lease. Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Tenant's or Landlord's insurance policies shall survive the expiration or tennination of this Lease.

22.13    NO OPTION

         The submission of this Lease for examination does not constitute a reservation of or option to lease for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant and the execution and delivery to the Landlord by the indemnifier, if any, of the Indemnity Agreement.

22.14    REFERENCES TO STATUTES

         Any reference to a statute in this Lease includes a reference to all regulations made pursuant to such statute, all amendments made to such statute and regulations in force from time to time and to any statute or regulation which may be passed and which has the effect of supplementing or superseding such statute or regulations.

22.15    APPROVAL IN WRITING

         Wherever the Landlord's consent is required to be given under this Lease or wherever the Landlord must approve any act or performance by the Tenant, such consent or approval, as the case may be, shall not be effective unless same is in writing.

22.16    TIME

         Time shall be of the essence of this Lease and every part of it, except as may be expressly provided to the contrary in this Lease, and no extension or variation of this Lease shall operate as a waiver of this provision.

22.17    CALCULATION OF TIME

         When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Lease, unless this Lease provides to the contrary, the date which is the reference date in calculating such period shall be excluded.

22.18    COUNTERPARTS

         This Lease may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single Lease among the parties. In addition, execution of this Lease by any of the parties may be evidenced by way of a faxed transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Lease.

22.19    NO CONTRA PROFERENTEM

         This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Agreement.

22.20    BROKERAGE COMMISSIONS

         The Tenant shall not be responsible for the payment of any real estate commission payable as a result of the Tenant entering into this Lease, nor shall such commission be included in Operating Costs.

22.21    SUCCESSORS

          All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties. No rights, however, shall enure to the benefit of any Transferee of the Tenant unless the Transfer to such Transferee has been approved by the Landlord in writing as provided in Article 13.00.

                  IN WITNESS WHEREOF the parties have executed this Lease.

                                            TAG QUATTRO INC.

                                            Per: /s/  ILLEGIBLE
                                                --------------------------------
                                              Name: ILLEGIBLE
                                              Title: President

                                            Per: /s/ K.C. BUSHERT
                                                --------------------------------
                                              Name: K.C. Bushert
                                              Title: ASO


                                            CATALINA LIGHTING CANADA INC.

                                            Per: /s/ DEAN RAPPAPORT
                                                --------------------------------
                                              Name: Dean Rappaport
                                              Title: Executive Vice President

                                              Per: /s/ THOMAS M. [ILLEGIBLE]
                                                --------------------------------
                                              Name:
                                              Title: Secretary

                                  SCHEDULE "A"

                         LEGAL DESCRIPTION OF THE LANDS

Part of Block 3 on Registered Plan 43M-915, designated as Parts 1 and 2 on Plan 43R-2229, in the Land Titles Office for the Land Titles Division of Peel (No.
43), City of Mississauga.

                                  SCHEDULE "B"
                        DIAGRAM OF THE PREMISES' LOCATION

                                  SCHEDULE "C"

                                 LANDLORD'S WORK

1.       OFFICE AREA

(a) The Landlord shall build out the office area of the Premises to approximately 6,000 square feet using standard finishes and to a mutually agreeable space plan. Such office area shall:

         (i) be fully air-conditioned, heated and sprinklered, in accordance with modern office building standards, with a clear height of 9';

         (ii) contain lighting to 55 foot candles by means of 2' x 4' fluorescent fixtures, recessed in 2' x 4' suspended, acoustic tile ceiling;

         (iii) contain contiguous male and female washrooms for the office and warehouse area, the location of which is to be determined in accordance with a mutually agreed upon partitioning layout.

(b) The finishes in the office area shall include floor coverings, steel stud and drywall partitions, doors, frames, hardware and painting. All paint and carpet shall be in the Tenant's choice of style and colour selected from the Landlord's samples. The Landlord's carpet will consist of a minimum standard of 28 oz. looped pile, direct glue-down.

(c) The Tenant will require 200 amp at 120/240 volts directed towards the front office area to cover normal office and showroom operations.

2.       WAREHOUSE AREA

(a) The Landlord shall provide approximately 42,700 square feet of warehouse area that will have a clear height of at 28' under the structural steel, 33' x 41' bays and a 6" granular subbase to the underside of concrete floor (slab on grade), cured and sealed.

(b) The initial lighting to be installed by the Landlord in the warehouse area shall provide lighting to 30 foot candles by means of metal halide 400 watt fixtures and heating with gas-fired unit heaters, suspended from joists. The Landlord will reconfigure the warehouse lighting to accommodate the Tenant's racking system, as outlined in Schedule "C- 1". If, as a resultof the Tenant's racking, additional lighting is required to provide lighting to 30 foot candles in the warehouse area of the Premises, the Tenant shall be responsible for the cost of all such additional lighting, and shall pay such costs to the Landlord within 20 days of the Landlord providing the Tenant with an invoice for such costs.

(c) The Landlord shall construct a shippers office, washroom and lunchroom in the warehouse area of the Premises, near the shipping doors (the exact location to be mutually agreed upon by the Landlord and the Tenant). Such work shall be constructed by the Landlord on an open book basis. The Tenant shall reimburse the Landlord for 50% of the cost of such work, plus GST, (which the parties estimate to be $14,000.00, plus GST) within 20 days following the date that the Landlord provides the Tenant with an invoice for such work.

(d) If any applicable Laws require additional emergency lighting in the warehouse area of the Premises as a result of the Tenant's racking layout, the Landlord shall instal such additional emergency lighting and the Tenant shall reimburse the Landlord for 50% of the cost of such work, plus GST, (which the parties estimate to be $5,000.00, plus GST) within 20 days following the date that the Landlord provides the Tenant with an invoice for such work.

(e) The Tenant will require 60 amps at 600 volts to operate its electric lift truck.

3.       EXTERIOR SPECIFICATIONS

(a)      The Landlord shall, at its own expense, supply and install:

         (i) heavy duty asphalt paving and base for trucking areas and driveways;

         (ii)     a concrete dolly pad at shipping doors;

         (iii) medium duty paving and base to car parking areas and related driveways; and

         (iv)     poured concrete curbs between paving and landscaped areas.

(b) The balance of the Lands not covered by Building or paving will be landscaped with arboreal treatments, topsoil and sod, concrete walkways and an underground lawn watering system.

                                  SCHEDULE "D"

                                  TENANT'S WORK

         The Tenant's Work shall consist of the installation of its racking in the warehouse portion of the Premises.

                                  SCHEDULE "E"

                              RULES AND REGULATIONS

1. The Common Areas shall not be obstructed by the Tenant or occupants of the Building, or used by them for any other purpose than for ingress to and egress from the Premises, nor shall they sweep any dust, rubbish or other substance from the Premises into the Common Areas. Nothing shall be thrown by the Tenant or those for whom the Tenant is at law responsible, out of the windows or doors of the Building The Landlord may, but in no event shall be obligated to, remove at the expense of the Tenant any such obstruction without notice or obligation to the Tenant at the sole cost and expense of the Tenant.

2. The Landlord shall have the right to control and operate the Building and the Common Areas in such manner as it deems best for the benefit of the tenants generally. The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

3. The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in any Common Areas without the prior written consent of the Landlord.

5. The Tenant shall not make or commit any improper noises in the Building, or interfere in any way with other tenants.

6. No birds or animals shall be kept in or about the Premises, nor shall radios, recordings or the like or other musical instruments be played in the Building so as to annoy other tenants, occupants or the Landlord.

7. No space in the Building shall be used for lodging, sleeping, or any immoral or illegal purposes.

8. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires will be permitted. No pipes or wires or conduits will be permitted which have not been ordered or authorized in writing by the Landlord, and no outside radio or television aerials shall be allowed in the Building without authorization in writing by the Landlord. The Tenant shall not mark, drill into, bore or cut in any way damaging the walls, ceilings or floors of the Premises without the Landlord's prior written approval. No broadloom or carpeting shall be affixed to the Premises by means of a non-soluble adhesive or similar product.

9.       Intentionally Deleted.

10.      Intentionally Deleted.

11. All glass and trimmings in, upon or about the doors and windows of the Premises shall be kept whole, and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Landlord and the cost thereof shall be paid for by the Tenant.

12. Nothing shall be placed on the outside of window sills or projections of the Building.

13. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, mechanical or electrical apparatus or any other part of the Building.

14. The Tenant shall not permit any cooking in the Premises without the written consent of the Landlord, but the use of microwave ovens is permitted

15. The Tenant shall not hinder or prevent window cleaners from cleaning the windows of the Premises during normal business hours.

16. The Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

17. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such controls as in the judgment of the Landlord are necessary for the proper operation of the

         Premises and or the Building.

18. All garbage end refuse shall be kept in the kind of containers specified by the Landlord and shall not be burned in or about the Premises.

19. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be helpful for the safety, care, cleanliness and appearance of the Premises and the Building, and for the preservation of good order therein, and the same shall be kept and observed by the Tenant and those for whom the Tenant is at law responsible.

                                  SCHEDULE "F"

to a Lease made as of March 19,1998, and made between TAG QUATTRO INC., as landlord, and CATALINA LIGHTING CANADA INC., as tenant.

                            INDEMNIFICATTON AGREEMENT

         THIS AGREEMENT made as of March 19, 1998.

BETWEEN:

                       TAG QUATTRO INC.

                       (the "Landlord")


                       - and -



                       CATALINA LIGHTING INC.

                       (the "Indemnifier")

RECITALS:

1. By a lease made as of March 19, 1998 (the "Lease") and made between the Landlord and Catalina Lighting Canada Inc. (the "Tenant"), the Landlord leased to the Tenant certain premises (the "Premises") described in the Lease and located in the building municipally known as 185 Courtney Park Drive, Mississauga, Ontario, as more particularly described in the Lease, for a term of 10 years commencing on July 1, 1998 and ending on June 30, 2008, both dates inclusive and subject to adjustment in accordance with the terms of the Lease, subject to the Tenant observing and performing all of the terms, covenants, conditions and provisions in the Lease on the part of the Tenant to be observed and performed (the "Covenants");

2. The Landlord only entered into the Lease on the condition that the Indemnifier enter into this Agreement ninth the Landlord, which is attached as a schedule to the Lease;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Landlord entering into the foregoing Lease (the "Lease") and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

                      ARTICLE 1.00 - AGREEMENT TO INDEMNIFY

1.01     INDEMNITY

         The Indemnifier covenants and agrees with the Landlord that at all times during the Term and any extension or renewal of the Term that:

         (a)      the Tenant will observe and perform all of the Covenants; and

         (b) it will indemnify, reimburse and hold harmless the Landlord from and against any and all claims, damages (direct, indirect, consequential or otherwise), losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties or other sanctions and any all costs and expenses arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals) which may in any way result from or arise out of or be in relation to any non-observance or non-performance of the Covenants in accordance with the terms of the Lease.

Nothing in this section or elsewhere in this Agreement will be construed so as to:

         (i) release the Indemnifier or limit its obligations in a situation where the Lease is terminated before the expiry of the Term by the passage of time; or

         (ii) confer any rights on the Indemnifier to occupy or use the Premises, or to claim any interest or rights in the Premises or the Lease, whether or not the Indemnifier is required to perform any Covenants under this Agreement or the Lease.

1.02     NO RELEASE

         The within indemnity is absolute and unconditional and the obligations of the Indemnifier under this Agreement shall not be released, discharged, mitigated, impaired or affected by any reason whatsoever, including, without limitation, the following:

         (a) any extensions of time, indulgences or modifications which the Landlord may extend to or make with the Tenant in respect of the performance of any of the Covenants,

         (b) any waiver by or failure of the Landlord to enforce any of the Covenants;

         (c) any Transfer (as defined in the Lease) by the Tenant or by any trustee, receiver or liquidator;

         (d)      any consent which the Landlord may give to a Transfer;

         (e)      any changes or amendments to the Lease;

         (f) the release or discharge of the Tenant or any Transferee (as defined in the Lease) in any receivership, bankruptcy, winding-up or other creditors' proceeding or the rejection, disaffirmance or disclaimer of the Lease in any such proceeding;

         (g)      the expiration of the Term; or

         (h) any exercise by the Landlord of any of its rights under the Lease, including, without limitation, the right to re-enter the Premises (as defined in the Lease) and terminate the Lease. If in exercising its rights under the Lease the Landlord repossesses and/or relets the Premises, the Landlord, after deducting all costs and expenses of repossessing and/or reletting the Premises, shall be credited from time to time by the Landlord to the account of the Indemnifier, and the Indemnifier shall pay any balance owing to the Landlord from time to time, immediately upon demand by the Landlord.

1.03     WAIVER OF NOTICE

         Intentionally Deleted.

1.04     DEFAULTS

         In the event of the occurrence of an Event of Default under the Lease or in the event of a default under this Agreement, the Indemnifier waives any right to require the Landlord to:

         (a) proceed against the Tenant or pursue any rights or remedies with respect to the Lease;

         (b) proceed against or exhaust any security of the Tenant or any other Person and which is held by the Landlord; or

         (c)      pursue any other remedy whatsoever in the Landlord's power.

The Landlord has the right to enforce the within indemnity regardless of the acceptance of additional security from the Tenant or any other Person and regardless of the release or discharge of the Tenant, or any other Person who has provided security to the Landlord, by the Landlord or by others or by operation of any law. Upon the occurence of an Event of Default (as defined in the Lease), the Landlord may proceed against the Indemnifier.

1.05     RECOVERIES

         No action or proceeding brought or instituted under this Agreement and no recovery in pursuance of this Agreement shall be a bar or defence to any further action or proceeding which may be brought under this Agreement by reason of any further default or defaults in the performance and observance of the Covenants or of this Agreement.

1.06     EFFECT OF THIS AGREEMENT

         If two or more Persons execute this Agreement as Indemnifier, the obligations of each such Person under this Agreement shall be joint and several. In like manner, if the Indemnifier is a partnership or other business association the members of which are by virtue of statutory or general law subject to personal liability, the liability of each such member is joint and several.

1.07     ENTER INTO LEASE

         Without limiting any other provision of this Agreement, the liability of the Indemnifier under this Agreement shall continue in full force and effect and shall not be, or be deemed to have bee4 waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings, or the rejection, disaffirmance, disclaimer, termination or surrender of the Lease pursuant to any statute or otherwise and shall continue with respect to the period prior thereto and thereafter for and with respect to the Term as if the Lease had not been rejected, disaffirmed, disclaimed, terminated or surrendered, and upon the happening of any of the foregoing, the Indemnifier shall:

         (a) be deemed to be the tenant under the Lease as if it had originally signed the Lease as tenant instead of the Tenant, and

         (b) upon written demand by the Landlord enter into a lease with the Landlord on the same terms and conditions as the Lease.

                             ARTICLE 2.00 - GENERAL

2.01     ENTIRE AGREEMENT

         This Agreement, including any Schedules attached to this Agreement and any agreements and documents to be delivered pursuant to terms of this Agreement, constitutes the entire agreement between the parties pertaining to the subject hlatter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. There are no representations, warranties or other agreements, whether: oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

2.02     AMENDMENTS

         No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by all of the parties.

2.03     WAIVER

         No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No forbearance by any party to seek a remedy for any breach by any other party of any provision of this Agreement shall constitute a waiver of any rights or remedies with respect to any subsequent breach.

2.04     INTERPRETATION

         In this Agreement, words importing the singular include the plural and vice-versa, words importing gender include all genders and words importing persons include corporations and vice-versa. All capitalized terms in this Agreement shall have the meaning given to such terms in the Lease, unless the context otherwise requires.

2.05     HEADINGS

         The division of this Agreement into Articles and sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any part of it.

2.06     REFERENCES TO ARTICLES

         Any reference to an Article, section or Schedule in this Agreement shall be deemed a reference to the applicable Article, section or Schedule contained in this Agreement and to no other agreement or document unless specific reference is made to such other agreement or document.

2.07     APPLICABLE LAW

         This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

2.08     COUNTERPARTS

         This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all ofthe parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Agreement.

2.09     ASSIGNABILITY

         Neither this Agreement nor any rights or obligations of the Indemnifier may be assigned by the Indemnifier without the prior written consent of the Landlord.

2.10     NOTICES

         Any notice or other communication which either party may wish to give to the other shall be in writing and shall be effectively given if:

         (a)      delivered personally;

         (b)      sent by prepaid courier service;

         (c)      sent by, registered mail; or

         (d)      intentionally deleted,

in the case of notice to:

         (i)      the Landlord at:

                  3300 Highway #7
                  Suite 707
                  Concord, Ontario, L4K 4M3
                  Attention: President
                  Fax No. 905-761-6588

         (ii)     the Indemnifier at:

                  Catalina Industries
                  18191 Northwest 68th Avenue
                  Miami, Florida, 33015
                  Attention: Janet Ailstock

or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the date it is received or the date upon which notice to collect registered mail at the post office is delivered. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by fax, telex or other similar means of electonic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section. If two or more Persons are named as Indemnifier, such notice or other communication given hereunder shall be sufficiently given if sent in the foregoing manner to any one of such Persons.

2.11     RECITALS

         Each of the parties represents and warrants to the other that each of the recitals set out above is true and correct in substance and in fact, as such recital relates to such party, and such recitals are incorporated as an integral part of this Agreement.

2.12     NO CONTRA PROFERENTEM

         This Agreement has been negotiated and approved by the parties and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either of the parties by reason of the authorship of any of the provisions of this Agreement.

2.13     ENFORCEMENT

         The Indemnifier acknowledges and agrees that if the Landlord obtains a judgment for breach of Lease by the Tenant or the Indemnifier, the Landlord may encounter difficulties or obstacles in enforcing its judgment in various foreign jurisdictions where the Indemnifier may have assets. As a result, if the Landlord seeks to enforce any final judgement properly granted by an Ontario court of competent jurisdiction which is not being appealed by the Tenant or the Indemnifier to a higher court, then the Indemnifier hereby irrevocably (a) grants its consent to the registration or enforcement of said judgement in any jurisdiction, domestic or foreign, in which it is determined that the Indemnifier has or may have assets; and (b) agrees that it shall not oppose or otherwise resist such registration or challenge the validity of the said judgement or the enforcement of same. This section may be pleaded as a complete estoppel to any actions which the Tenant may take in resisting the enforcement of any such judgement against it.

2.14     BINDING EFFECT

         This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

         THIS AGREEMENT has been signed by the parties with effect on the date first set out on the first page of this Agreement.

                                             TAG QUATTRO INC.


                                             Per: /s/ ILLEGIBLE
                                                 -------------------------------
                                                 Name: ILLEGIBLE
                                                 Title: ILLEGIBLE


                                             Per: /s/ K.C. BUSHERT
                                                 -------------------------------
                                                 Name: K.C. Bushert
                                                 Title: ASO

                                             CATALINA LIGHTING INC.

                                             Per: /s/ DEAN RAPPAPORT
                                                 -------------------------------
                                                 Name: Dean Rappaport
                                                 Title: Chief Operating Officer

                                  SCHEDULE "G"

                            RIGHT TO EXTEND THE TERM

(a) The Tenant may extend the Term for an additional period of 5 years (such extended period being called the "Extended Term"), provided that the
Tenant:

         (i)      intentionally deleted;

         (ii)     is not in material default of any of the Tenant's Covenants;

         (iii) is in possession of and is conducting its business in the whole of the Premises; and

         (iv) advises the Landlord in writing (an "Extension Notice") that it wishes to extend the Term not more than 18 months and not less than 9 months prior to the expiration of the original Term, failing which this right to extend shall be rendered null and void.

(b) If the Tenant exercises its right to extend the Term in accordance with the foregoing, the Lease shall be read as if the original Term was for a period of 5 years commencing on the Commencement Date and:

         (i) the Minimum Rent during the Extended Term shall be the then current fair market rental value of the Premises, as established by the mutual agreement of the Landlord and the Tenant, but in no event shall the Minimum Rent payable during the Extended Term be less than the Minimum Rent payable during the last year of the Term. If the Minimum Rent for the Extended Term has not been mutually agreed upon by the Landlord and the Tenant within 30 days followiing the date that the Tenant delivers an Extension Notice to the Landlord, then the Tenant may at any time prior to the date which is 6 months prior to the expiration of the original term (the "Decision Date"), advise the Landlord in writing either that:

                  (A) it is cancelling its exercise of the within option to extend, in which case this Lease shall expire on the last day of the original Term; or

                  (B) it elects to submit the matter of determining the Minimum Rent payable during the Extended Term to arbitration in accordance with the provisions set out below.

                  If the Tenant has not advised the Landlord of its decision by the Decision Date, then the Tenant shall be deemed to have made the election contemplated in paragraph (b)(i)(A) of this Schedule. If the Tenant makes the election contemplated in paragraph (b)(i)(B), then the Minimum Rent for the Extended Term shall be determined by arbitration by a single arbitrator chosen by the Landlord and the Tenant, and if they cannot agree upon the arbitrator within 5 days after the Tenant elects to submit this matter to arbitration, either party may apply to a judge for the appointment of an arbitrator in accordance with the provisions of the ARBITRATION ACT (Ontario). The provisions of the ARBITRATION ACT shall govern the arbitration and the decision of the arbitrator shall be final and binding upon the parties. The arbitrator shall be instructed to render its decision no later than 15 days prior to the expiry of the original Term, but if the arbitrator fails to do so:

                  (I) the Tenant shall pay the same Minimum Rent it was paying during the last 12 months of the Term; and

                  (II) upon the arbitrator rendering its decision, any adjustments in Minimum Rent shall be made effective the commencement of the Extended Terrm and shall be paid by the relevant party within 15 days of the arbitrator rendering its decision.

                  All documents and proceedings with respect to the arbitration are to be kept confidential by each of the parties; and

         (ii)     intentionally deleted.

(c) For greater certainty, the parties acknowledge and agree that upon the Tenant exercising its within right to extend the Term:

         (i)      the Tenant will not be entitled to further extend the Term;

         (ii) the Landlord will not be required to perform the Landlord's Work, if any, and the Tenant will not be required to perform the Tenant's Work; and

         (iii) the Tenant will not be entitled to any leasehold improvement allowance, tenant inducement or rent free period.

(d) The exercise of the within right to extend is solely within the control of the Tenant and nothing contained in this Lease, including, without limitation, this Schedule, obligates or requires the Landlord to remind the Tenant to exercise the within right to extend.